Exhibit 3

WHITEHORSE TECHNOLOGY LIMITED

US$50,000,000

EXCHANGEABLE

SENIOR SECURED

NOTES DUE 2012

______________________________

INDENTURE

Dated as of January 11, 2008

______________________________

DB TRUSTEES (HONG KONG) LIMITED,

as Trustee

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This INDENTURE dated as of January 11, 2008, is by and among Whitehorse Technology Limited, a corporation organized and existing in the British Virgin Islands (the “Company”), DB Trustees (Hong Kong) Limited, as trustee or Agents (as defined below) (the “Trustee” or “Agent” as the case may be).

The Company has duly authorized the creation of an issue of Exchangeable Senior Secured Notes due 2012 (the “Notes”) and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.  All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.  The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes issued under this Indenture:

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.

DEFINITIONS.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“Affiliate” of any specified Person means:

(a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

(b) any other Person who is a director or officer of:

(1) such specified Person,

(2) any Subsidiary of such specified Person,

(3) any Person described in clause (a) above, or

(c) any spouse, parent, child, brother or sister of any Person described in (a) or (b) above.

For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, co-registrar, Calculation Agent, Exchange Agent, Paying Agent, additional paying agent or Collateral Agent.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of Euroclear and Clearstream that apply to such transfer, redemption or exchange.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligations,” and

(b) in all other instances, the present value (discounted at the weighted average interest rate borne by the Notes, compounded annually in the most recently completed twelve months) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

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“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition or passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means (1) in respect of a corporation, the board of directors of the corporation, or (except if used in the definition of “Change of Control”) any duly authorized committee thereof; and (2) in respect of any other Person, the board or committee of that Person serving an equivalent function.

“Board Resolution” of a Person means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Calculation Agent” means Deutsche Bank AG, Hong Kong Branch and any successor calculation agent appointed pursuant to the terms of this Indenture.

“Calculation Period” means, with respect to each Interest Period, the period commencing 15 days preceding the commencement date of such Interest Period and ending 15 days preceding the ending date of such Interest Period.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Cash Equivalents” means any of the following:

(a) Investments in U.S. Government Securities maturing within 365 days of the date of acquisition thereof;

(b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rated “A-3” or “A-” or higher according to Moody's or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

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(c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

(1) a bank meeting the qualifications described in clause (b) above, or

(2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody's or “A-1” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state are pledged and which are not callable or redeemable at the issuer's option, provided that:

(1) the long-term debt of such state is rated “A-3” or “A-” or higher according to Moody's or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), and

(2) such obligations mature within 180 days of the date of acquisition thereof; and

(f) time deposit accounts, certificates of deposit and money market deposits with banks in the United States.

“Change of Control” means the occurrence of any of the following events:

(a)  the Permitted Holders cease to be the Beneficial Owners, directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company or of at least 20.0% of the total voting power of the Voting Stock of CSR, whether as a result of the issuance of securities of the Company or CSR, any merger, consolidation, liquidation or dissolution of the Company or CSR, any direct or indirect transfer of securities by the Permitted Holders or otherwise (for purposes of this clause (a), the Permitted Holders will be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); and the term “control” shall be defined to include the ability, directly or indirectly, to influence any decision of, or to direct or cause the direction of, the management and policies of the Company and CSR, as the case may be, and each of CSR's direct and indirect subsidiaries, including, without limitation, decisions pertaining to operations and maintenance); or

(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company or CSR and its Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Subsidiary or one or more Permitted Holders), shall have occurred, or the Company or CSR, merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Company or CSR, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or CSR is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

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(1) the outstanding Voting Stock of the Company or CSR is reclassified into or exchanged for other Voting Stock of the Company or CSR or for Voting Stock of the Surviving Person, and

(2) the holders of the Voting Stock of the Company or CSR immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or CSR or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

(c) individuals who at the Issue Date constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company or CSR was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(d) the shareholders of the Company or CSR shall have approved any plan of liquidation or dissolution of the Company or CSR.

“Change of Control Repurchase Price” means the amount calculated in accordance with the following formula, rounded (if necessary) to two decimal places with 0.005 being rounded upwards:

Redemption Price = I x (1 + r/2)d/180
Where:
I	=	Issue price (100% of principal amount) of the Notes;
r	=	20.0% expressed as a decimal; and
d	=	number of days from and including the Issue Date to, but excluding, the date for redemption or repurchase, calculated on the basis of a 360-day year for the actual number of days elapsed;

“Clearstream” means Clearstream Banking S.A., Luxembourg, and any successor thereto.

“Closing Price” of the shares of Exchange Shares on any date means the last sale price on The New York Stock Exchange on the applicable day, or if no sale occurred on such day, the mean between the closing “bid” and “asked” prices on such day.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all the collateral described in the Security Documents, which, as of the Issue Date shall have a Market Value not less than $175.0 million.

“Collateral Agent” means DB Trustees (Hong Kong) Limited and any successor collateral agent appointed pursuant to the terms of this Indenture.

“Commission” means the Securities and Exchange Commission of the United States.

“Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

“Common Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) hereof as the Common Depositary to Euroclear and Clearstream with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

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“Common Stock” means any stock of any class of CSR which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of CSR and which is not subject to redemption by CSR.  Shares issuable on exchange of Notes shall include only shares of the class designated as common stock of CSR at the date of this Indenture (namely, the Common Stock, par value $0.0001) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of CSR and which are not subject to redemption by CSR; provided that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” is defined in the preamble.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the date of this Indenture or (b) was nominated for election to the Board of Directors by, or whose election was ratified with the approval of, a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 11.01 hereof, or such other address as to which the Trustee may give notice to the Company.

“CSR” means China Security & Surveillance Technology, Inc., a Delaware corporation.

“CSR 2012 Notes” means the $50,000,000 Guaranteed Senior Unsecured Convertible Notes due 2012 issued by CSR under the CSR 2012 Note Indenture.

“CSR 2012 Note Indenture” means the indenture dated April 24, 2007 by and among (i) CSR, (ii) CSR's subsidiaries China Safetech Holdings Limited, China Security & Surveillance Technology (HK) Ltd., Chain Star Investments Ltd., as guarantors, and (iii) The Bank of New York, as trustee for the issuance of the CSR 2012 Notes.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Current Market Price Per Exchange Share” on any date means the average of the Closing Price of the Exchange Shares for the most recent five (5) consecutive Trading Days before such date.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a) the principal of and premium (if any) in respect of:

(1) debt of such Person for money borrowed, and

(2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(c) all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

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(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f) all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

(g) all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

(h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or 2.10 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Designated Event” shall mean any Fundamental Change, Impairment of Collateral or a Termination of Trading

“Designated Terminal Value” for each Note means the higher of (a) the Stock Price Participation on a pro rata basis for such Note plus the principal amount of such Note and (b) the Guaranteed Minimum Return.

“Disqualified Stock” means any Capital Stock of CSR or any of its Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

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(c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Notes.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of CSR held by Persons other than a Wholly Owned Subsidiary.  The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to CSR.

“Distribution Compliance Expiration Date” means the first anniversary after the later of (i) the day on which the Notes were first offered to persons other than distributors (as defined in Regulation S under the Securities Act) and (ii) the Issue Date.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the base rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by the Federal Reserve Bank of New York on the date of determination.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, and any successor thereto.

“Event of Default” has the meaning set forth under Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” means Deutsche Bank AG, Hong Kong Branch and any successor exchange  agent appointed pursuant to the terms of this Indenture.

“Exchange Date Trading Reference VWAP” means as of any Put Date or any date on which the Notes are to be exchanged for Exchange Shares, the simple arithmetic average of the VWAPs as shown on Bloomberg for the twenty (20) Trading Days preceding such Put Date or any date on which the Notes are to be exchanged for Exchange Shares, as the case may be, as proportionally adjusted for any stock dividend, subdivision, consolidation, reclassification or similar event of the Common Stock and as may be further adjusted pursuant to Section 10.03, as shall be notified by the Company to the Exchange Agent in writing on not less than two days' notice prior to an Exchange Date.

“Exchange Share Property” means the Exchange Shares and any other property deliverable upon the exchange of the Notes therefor.

“Exchange Shares” means (a) fully-paid and non-assessable shares of Common Stock of CSR, par value $.0001, together with shares of any class or classes resulting from any subdivision, consolidation or reclassification of those shares, and (b) fully-paid and non-assessable shares of any class or classes of the capital stock of CSR authorized after the date of this Indenture, which in either case, as between them, have no preference in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation or winding-up of CSR.

“Fiscal Quarter” means each of the three month periods ending on March 31, June 30, September 30 and December 31.

“Fundamental Change” means the occurrence, at any time, of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not all or substantially all common stock, depositary receipts, ordinary shares or other certificates representing common equity interests that are (or, upon consummation of or immediately following such transaction or event, will be) listed on a United States national securities exchange or approved (or, upon consummation of or immediately following such transaction or event, will be approved) for quotation on the Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market or any similar United States system of automated dissemination of quotations of securities prices.

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“GAAP” means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth in:

(a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(b) the statements and pronouncements of the Financial Accounting Standards Board,

(c) such other statements by such other entity as approved by a significant segment of the accounting profession, and

(d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

“Global Note Legend” means the legend set forth on all Global Note issued under this Indenture.

“Global Note” means the global Note in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

“Governmental Approval” means any authorization of or by, consent of, approval of, license from, ruling of, permit from, tariff by, rate of, certification by, exemption from, filing with (except any filing relating to the perfection of security interests), variance from, claim of, order from, judgment from, decree of, publication to or by, notice to, declaration of or with or registration by or with any Governmental Authority, whether tacit or express.

“Governmental Authority” means any federal, state, national, provincial, municipal, local, territorial or other government department, ministry (including local counterparts thereof), commission, board, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business, or

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(2) a contractual commitment by one Person to invest in another Person.

The term “guarantee” used as a verb has a corresponding meaning.  The term “guarantor” shall mean any Person guaranteeing any obligation.

“Guaranteed Minimum Return” means the amount calculated in accordance with the following formula, rounded (if necessary) to two decimal places with 0.005 being rounded upwards:

Guaranteed Minimum Return = I x (1 + r/2)d/180
Where:
I	=	Issue price (100% of principal amount) of the Notes;
r	=	30.0% expressed as a decimal; and
d	=

number of days from and including the Issue Date to, but excluding, the date of exchange, redemption or repurchase of the Notes for which such calculation is being made, calculated on the basis of a 360-day year for the actual number of days elapsed.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“Holder” or “holder” means a Person in whose name a Note is registered in the Security Register.

“Impairment of Collateral” means (a) the failure to comply with Section 4.21 or (b) the Market Value of the Collateral is equal to or less than the Liquidation Threshold.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary;

“Indemnified Taxes” means all taxes other than Excluded Taxes.

“Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 7 hereof.

“Independent Financial Advisor” means an investment banking firm of international standing or any third party appraiser of international standing, provided that such firm or appraiser is not an Affiliate of the Company or CSR, as the case may be.

“Initial Trading Reference VWAP” means the simple arithmetic average of the VWAPs as shown on Bloomberg for the twenty (20) Trading Days preceding the Issue Date, as proportionally adjusted for any stock dividend, subdivision, consolidation, reclassification or similar event of the Common Stock; provided that if the actual Initial Trading Reference VWAP shall be greater than $28.00, the Initial Trading Reference VWAP shall be deemed to be exactly $28.00 (as proportionally adjusted for any stock dividend, subdivision, consolidation, reclassification or similar event of the Common Stock).

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“Interest”, when used with reference to the Notes, means any interest payable under the terms of the Notes, including initially an annual rate of interest equal to 5.00%, subject to adjustment on a daily basis as follows: (a) during any Interest Period the VWAP for a Trading Day in the Calculation Period is above 150% of the Initial Trading Reference VWAP (as proportionally adjusted for any stock dividend, subdivision, consolidation, reclassification or similar event of the Common Stock), the annual rate of interest for such date shall be 3.00% and (b) during any Interest Period the VWAP for a Trading Day in the Calculation Period is above 175% of the Initial Trading Reference VWAP (as proportionally adjusted for any stock dividend, subdivision, consolidation, reclassification or similar event of the Common Stock), the annual rate of interest for such date shall be 0.00%.

“Interest Payment Dates” shall have the meaning set forth in paragraph 1 of each Note.

“Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include July 10, 2008.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

“Investment” by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person.

“Issue Date” means January 11, 2008.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, Hong Kong, the People's Republic of China, the city in which the Corporate Trust Office of the Trustee, Euroclear or Clearstream is located or any other place of payment on the Notes are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“Liquidation Threshold” at any date means 250% of the aggregate principal amount of the Notes outstanding as of such date, or 200% of the aggregate principal amount of the Notes outstanding as of such date in the event that (i) CSR has redeemed, repurchased or repaid in full all of the CSR 2012 Notes or (ii) the redemption right of the holders of the CSR 2012 Notes upon a “change of control” pursuant to Section 4.17 of the CSR 2012 Note Indenture has been amended or waived entirely with no further effect.

“Market Value” for any date shall be calculated (i) in case of shares pledged pursuant to the Share Pledge Agreement or the Exchange Shares, as the case may be, on the market price of such shares which is the arithmetic average of the volume-weighted average Closing Price of such shares for the twenty (20) consecutive Trading Days before such date, provided however that if no Closing Price is available for one or more Trading Days, such day or days shall be disregarded in any relevant calculation and shall be deemed not to have existed when ascertaining any period of consecutive Trading Days, and (ii) in the case of cash, the aggregate amount of such cash.

“Material Adverse Effect” means a material adverse effect on (a) the property, business, operations, financial condition, liabilities or capitalization of the Company or any of its Subsidiaries, (b) the ability of any such Person to perform its payment obligations or any of its material obligations under any of the Security Documents to which such Person is a party, (c) the validity or enforceability of any of the Security Documents, (d) the material rights and remedies of the Trustee or the Collateral Agent under any of the Security Documents or (e) the timely payment of any principal or premium of, or interest on, any of the Notes.

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“Moody's” means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

“Note Obligations” means the Notes and all other obligations of any obligor under this Indenture, the Notes and the Security Document.

“Notes” is defined in the preamble.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President of the Company.

“Officers' Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel of recognized standing and which meets the requirements of Section 11.04 hereof.

“Ordinary Course of Business” means the ordinary course of business presently engaged in by CSR and its respective subsidiaries (including with respect to any arrangements with respect to the business) as consistent with the past custom and practice of CSR and permitted under all necessary licenses, consents, authorizations, approvals, orders, certificates and permits duly obtained by CSR or its Subsidiaries.

“Participant” means, with respect to Euroclear or Clearstream, a Person who has an account with Euroclear or Clearstream, respectively.

“Permitted Holders” means Mr. Guoshen Tu and his estate, spouse, ancestors and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing “Beneficially Owns”, individually or collectively with any of the foregoing, at least 80% of the total voting power of the Voting Stock of such Person.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PRC” means the People's Republic of China, exclusive of Taiwan, Macau and Hong Kong.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Debt as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Debt as the lost, destroyed or stolen Note.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

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“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of the Company of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including intellectual property rights and Capital Stock in, and other securities of, any other Person.  For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“Put Date” means each of January 11, 2010; July 11, 2010; January 11, 2011; July 11, 2011; and the Stated Maturity of the Notes.

“Regular Record Date” for the interest payable on any Interest Payment Date means the applicable date specified as a “Record Date” on the face of the Note.

“Related Business” means any manufacturing, distributing, installing and servicing security and surveillance products and systems and developing security and surveillance related software in China.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“RMB” means the lawful currency of the PRC.

“S&P” means Standard & Poor's Ratings Services, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby CSR or any of its Subsidiaries transfers such Property to another Person and CSR or any of its Subsidiaries leases it from such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Document” means the Share Pledge Agreement dated the date hereof in favor of the Collateral Agent for the benefit of the holders of Notes, whenever incurred, and also for the benefit of the present and future holders of all other Note Obligations and any document perfecting such security interests, and any one or more security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust or other grants or transfers for security executed and delivered by the Company or any other obligor creating a Lien upon property owned or to be acquired by the Company or such other obligor in favor of the Collateral Agent for the benefit of the holders of Note Obligations, whenever incurred, and also for the benefit of the present and future holders of all other Note Obligations and any document perfecting such security interests pursuant to the terms of Article 8 hereof.

“Share Pledge Agreement” means the pledge and security agreement dated the date hereof pursuant to which the Company and the Permitted Holders granted a first priority pledge of shares of Common Stock to the Collateral Agent on behalf of the Holders.

“Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

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“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Debt (including, without limitation, a scheduled repayment or a scheduled sinking fund payment), the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Debt, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment hereof.

“Stock Price Participation” means 85% of the product of (i) the number of shares initially pledged pursuant to the Share Pledge Agreement (as proportionally adjusted for any stock dividend, subdivision, consolidation, reclassification or similar event of the Common Stock) and (ii) the difference between the Initial Trading Reference VWAP and the Exchange Date Trading Reference VWAP (as proportionally adjusted for any stock dividend, subdivision, consolidation, reclassification or similar event of the Common Stock).

“Subordinated Obligation” means any Debt of CSR (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

“Subsidiary,” with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, through one or more intermediaries, by such Person or (ii) any other Person of which a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person.

“Surviving Person” means the surviving Person formed by a merger, consolidation or amalgamation.

“Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax, or penalties applicable thereto.

“Tax Original Issue Discount” means the amount of ordinary interest income on a Note that must be accrued as original issue discount for United States federal income tax purposes.

“Termination of Trading” will be deemed to have occurred if, (i) at any time, the Common Stock (or other common stock, depositary receipts, ordinary shares or other certificates representing common equity interests into which the Notes are then exchangeable) is neither listed for trading on a United States national securities exchange, listed for trading on a United States national or regional securities exchange nor approved for trading on any of the Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, or (ii) trading in CSR's common stock on any such exchange or market has been suspended for twenty (20) or more consecutive Trading Days.

“Top-up Threshold” means 300% of the aggregate principal amount of the Notes outstanding as of such date, or 275% of the aggregate principal amount of the Notes outstanding as of such date in the event that (i) CSR has redeemed, repurchased or repaid in full of the CSR 2012 Notes or (ii) the redemption right of the holders of the CSR 2012 Notes upon a “change of control” pursuant to Section 4.17 of the CSR 2012 Note Indenture has been amended or waived entirely with no further effect.

“Trading Day” shall mean (x) if the Common Stock is listed or admitted for trading on the American Stock Exchange or New York Stock Exchange, a day on which trades may be made on such exchange, (y) if the Common Stock is quoted on the Nasdaq Stock Market, a day on which trades may be made thereon or (z) if the Common Stock is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

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“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market or the OTC Bulletin Board.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“U.S. Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America are pledged and which are not callable or redeemable at the issuer's option.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P. through its “Volume at Price” functions (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; or (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the average of the highest closing bid price and lowest closing ask price of any of the market makers for such security as reported, and in each of the foregoing clauses ignoring any block trade (which for purposes of this definition means any transfer of more than 100,000 shares). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holders of at least a majority in aggregate principal amount of the Notes then outstanding.

“Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by CSR and its other Wholly Owned Subsidiaries.

Section 1.02.

OTHER DEFINITIONS.

Defined in

Term

   Section

“Acceleration Notice”

5.02

“Additional Tax Amounts”

4.16

“Authentication Order”

2.02

“Change of Control Amount”

4.12

“Change of Control Offer”

4.12

“Event of Default”

5.01

“Exchange Price”

10.01

“Excluded Taxes”

4.11

“losses”

6.07

“Notice of Exchange”

10.02

“Offer Amount”

3.02

“Offer Period”

3.02

“Offer to Purchase”

3.02

“Paying Agent”

2.03

“Purchase Date”

3.02

“Purchase Price”

3.02

“Registrar”

2.03

“Repurchase Date”

3.03

“Repurchase Notice”

3.03

“Security Register”

2.03

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Section 1.03.

RULES OF CONSTRUCTION.

(a)

Unless the context otherwise requires:

(i)

a term has the meaning assigned to it;

(ii)

an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(iii)

“or” is not exclusive;

(iv)

words in the singular include the plural, and in the plural include the singular;

(v)

all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

(vi)

the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(vii)

“including” means “including without limitation;”

(viii)

provisions apply to successive events and transactions; and

(ix)

references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.

ARTICLE 2.

THE NOTES

Section 2.01.

FORM AND DATING.

(a)

General.  The Notes and the Trustee's certificate of authentication shall be substantially in the form included in Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture.  The Notes may have notations, legends or endorsements required by law, exchange rule or usage in addition to those set forth on Exhibit A.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $100,000 and integral multiples thereof.  The terms and provisions contained in the Notes shall constitute a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)

Form of Notes.  Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Definitive Notes form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Registrar, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

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(c)

Book-Entry Provisions.  This Section 2.01(c) shall apply only to Global Notes deposited with the Common Depositary.  Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Common Depositary, and the Common Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Common Depositary or impair, as between the Common Depositary and its Participants, the Applicable Procedures or the operation of customary practices of the Common Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)

Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

(e)

Definitive Notes.  The Company shall exchange Global Notes for Definitive Notes only if: (1) at any time either Euroclear or Clearstream or any alternative clearing agency on behalf of which the Notes evidenced by the Global Note may be held is closed for business for a continuous period of 14 days (other than reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so, and, in either case, the Company shall not have appointed a successor Common Depositary within 90 days after the Company receives such notice or becomes aware of such ineligibility, or (2) upon written request of a Holder or the Trustee if a Default or Event of Default shall have occurred and be continuing.

Upon the occurrence of any of the events set forth in clauses (1) or (2) above, the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and hold in the Corporate Trust Office of the Trustee for collection by Holders of the Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be canceled by the Trustee or an agent of the Company or the Trustee.  Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.01 shall be registered in such names and in such authorized denominations as the Common Depositary, pursuant to instructions from the Participants or the Applicable Procedures, shall instruct the Trustee or an agent of the Trustee in writing.  The Trustee or such agent shall hold in the Corporate Trust Office of the Trustee for collection by Holders of the Definitive Notes.

Section 2.02.

EXECUTION AND AUTHENTICATION.

(a)

The chief executive officer of the Company shall execute the Notes on behalf of the Company by manual or facsimile signature.

(b)

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

(c)

A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

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(d)

The Trustee shall, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate (i) one Global Note evidencing Notes for issuance on the Issue Date in the aggregate principal amount of $50,000,000 and (ii) any other Notes that have been executed by the Company in order to effect any registration of transfer or exchange in accordance with the provisions of Section 2.06.

(e)

The Trustee and the Registrar shall each have the right to decline to authenticate and deliver any Notes under this Indenture (i) unless and until it receives an Authentication Order from the Company; or (ii) if the Trustee or Registrar determines that such action would expose to Trustee or Registrar to personal liability, unless indemnity and/or security satisfactory to such Person against such liability is provided to it.

(f)

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent and any such agent shall have the benefit of all rights and indemnities available to the Trustee in respect of the authentication of the Notes hereunder.  An authenticating agent shall have the same rights as the Trustee to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03.

REGISTRAR AND AGENT.

(a)

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register (the “Security Register”) of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars or one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)

The Company initially appoints Deutsche Bank AG, London Branch to act as Common Depositary with respect to the Global Notes.

(c)

The Company initially appoints Deutsche Bank Luxembourg S.A. to act as Registrar and Deutsche Bank AG, Hong Kong Branch to act as Paying Agent and the Calculation Agent and such Agents as appointed hereby agrees so to initially act.

(d)

The Agents (other than Collateral Agent) appointed hereunder shall act solely as agents for the Company.

Section 2.04.

PAYING AGENT TO HOLD MONEY IN TRUST.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and the Company shall promptly notify the Trustee in writing of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee.  The Company at any time may require a Paying Agent to pay all funds held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such funds.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent.  Upon any Event of Default under Sections 5.01(g) and (h) hereof relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

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Section 2.05.

HOLDER LISTS.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least seven (7) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06.

TRANSFER AND EXCHANGE.

(a)

Interests in a Global Note will be exchanged for Definitive Notes only pursuant to Section 2.01(e). Each Global Note shall be deposited with the Common Depositary, which shall hold such Global Note in safe custody for the account of Euroclear and/or Clearstream and instruct Euroclear or Clearstream or both of them, as the case may be, to credit the principal amounts of the Notes represented by such Global Note to the holder's distribution account with Euroclear or Clearstream.  If at any time the Common Depositary notifies the Company in writing that it is unwilling or unable to discharge properly its responsibilities, or if at any time it is no longer eligible to act as the depositary for the Global Notes, a successor common depositary shall be appointed.

(b)

In accordance with the terms of a Global Note and this Indenture, the Registrar shall deliver at the cost of the Company, upon not less than 45 days' notice to the Registrar by Euroclear or Clearstream, the relevant Definitive Notes in exchange for interests in such Global Note. For this purpose, the Registrar is authorized and it shall, upon receipt of an Authentication Order, (A) authenticate each such Definitive Note and (B) deliver each such Definitive Note to or to the order of Euroclear or Clearstream, in exchange for interests in such Global Note. The Registrar shall promptly notify the Company upon receipt of a request for issue of Definitive Notes the aggregate principal amount of the relevant Global Note to be exchanged in connection therewith. The Company undertakes to deliver to, or to the order of, the Registrar sufficient numbers of duly executed Definitive Notes to enable the Registrar to comply with its obligations under this Section 2.06(b). Such exchange shall be made free of charge to the holder and the beneficial owners of the relevant Global Note and to the holders of the Definitive Notes issued in exchange as provided above, except that (i) the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and (ii) a Person receiving Definitive Notes must pick up such Definitive Notes in person at the offices of a Registrar. Notwithstanding the above, interests in a Global Note shall be exchangeable in whole (but not in part) at the cost of the Company for Definitive Notes under the conditions described in Section 2.01(e).

(c)

Upon any exchange of an interest in a Global Note for Definitive Notes, the relevant Global Note shall be endorsed by the Trustee or the Registrar to reflect the reduction of its principal amount by the aggregate principal amount so exchanged. Until exchanged in full, the holder of any interest in any Global Note shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes authenticated and delivered hereunder. Once exchanged in full, a Global Note shall be canceled and disposed of by the Trustee in accordance with its customary procedures and a certificate of disposition will be sent to the Company upon the Company's written request.

(d)

The Trustee or the Registrar shall cause all Global Notes and Definitive Notes delivered to it and held by it hereunder to be maintained in safe custody in accordance with this Section 2.06.

(e)

The Security Register shall be in written form in the English language and shall include a record of the certificate number of each Note has been issued, and shall show the amount of such Notes, the date of issue, all subsequent transfers and changes in ownership in respect thereof and the names, tax identifying numbers (if relevant to a specific holder), addresses of the Holders and any payment instructions with respect thereto (if different from a holder's registered address).

(f)

The Registrar shall at all reasonable times during office hours make the Security Register available to the Trustee, any Agent, the Company and the holders of such Notes or any person authorized by the Company in writing for inspection and for taking of copies thereof or extracts therefrom, and at the expense of the Company, the Registrar shall make it available at its offices to such persons all lists of holders of such Notes, their addresses, amounts of such holdings and other details as they may request.

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(g)

the Registrar shall handle all requests for the registration of transfer of Notes and receive certificates for the Notes deposited with Agent for transfer or exchange, and in doing so, shall ensure that every Note presented or surrendered for registration of transfer or exchange (if so required by the Company, the Trustee, the Paying Agent or the Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer (in form satisfactory to the Company and the Registrar) duly executed by the holder thereof or by such holder's attorney duly authorized in writing.

(h)

Prior to the Distribution Compliance Expiration Date, no beneficial interest in a Global Note may be transferred to any U.S. person (as defined in Regulation S under the Securities Act) or to any person inside the U.S. as evidenced by a certification in the form of Exhibit C hereto received by the Registrar. Unless determined otherwise by the Company in accordance with applicable law, in the event prior to the Distribution Compliance Expiration Date a Definitive Note is issued in exchange for a beneficial interest in a Global Note, such Definitive Note shall bear the Regulation S Legend shown on the form of Note attached hereto as Exhibit A. On and after the Distribution Compliance Expiration Date, no such certification shall be required with respect to such transfers and the Trustee is hereby authorized to remove such Regulation S Legend from the applicable Notes.

(i)

The Trustee and the Registrar shall be entitled to treat a facsimile communication from a person purporting to be (and who the Trustee or the Registrar believes in good faith to be) the authorized representative of the Company, named in a list furnished to the Trustee and the Registrar upon the execution of the Indenture and supplemented from time to time, as sufficient instructions and authority of the Company for the Trustee and the Registrar to act in accordance with this Section 2.06.

(j)

Title to Definitive Notes shall pass upon registration of delivery or exchange in the Security Register. However, title to Notes issued in the form of Global Notes held through Euroclear and Clearstream shall be transferable only in accordance with the Applicable Procedures of Euroclear and Clearstream, as appropriate.

(k)

Notwithstanding anything herein to the contrary, as to any certificates and/or certifications delivered to the Trustee or Registrar pursuant to this Section 2.06, the Trustee and Registrar's duties shall be limited to checking whether any such certifications and certificates are in the form of Exhibit C attached hereto and shall confirm to the transferor and the Company only if the certificates and certifications are not in the form of Exhibit C. Neither the Trustee nor the Registrar shall be responsible for confirming the truth or accuracy of the representations made in any such certifications or certificates.

(l)

Upon a transfer or assignment of Notes, each transferee or assignee that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Transferee”) shall deliver to the Company two (2) completed originals of an appropriate U.S. Internal Revenue Service Form W-8, as applicable, or any subsequent versions thereof or successors thereto, on or before the date such Non-U.S. Transferee becomes a Holder and at any time any form previously delivered by such Non-U.S. Transferee becomes invalid.

Section 2.07.

REPLACEMENT NOTES.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate a replacement Note.  If required by the Trustee or the Company, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee or the Company, as applicable, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement.  If required by the Company and/or Trustee, such Holder shall reimburse the Company and/or the Trustee as the case may be, for their respective expenses in connection with such replacement.

Every replacement Note issued in accordance with this Section shall be the valid obligation of the Company, evidencing the same debt as the mutilated, destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

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Section 2.08.

OUTSTANDING NOTES.

(a)

The Notes outstanding at any time shall be the entire principal amount of Notes represented by all of the Global Notes or Definitive Notes authenticated by the Registrar except for those canceled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06 hereof, and those described in this Section as not outstanding.  Except as set forth in Section 2.09 hereof, a Note shall not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b)

If a Note is replaced pursuant to Section 2.07 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a protected purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

(c)

If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

(d)

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, a Purchase Date, Repurchase Date or a maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.

TREASURY NOTES.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes for which the Trustee has received an Officers' Certificate from the Company or an Affiliate of the Company evidencing such ownership shall be so disregarded.

Section 2.10.

TEMPORARY NOTES.

Until certificates representing Notes are ready for delivery, the Company may prepare and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate temporary Notes. Such temporary Notes shall be substantially in the form of Definitive Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall, upon receipt of an Authentication Order, authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable. After preparation of Definitive Notes, the temporary Note will be exchangeable for Definitive Notes upon surrender of the temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.11.

CANCELLATION.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  Upon sole direction of the Company, the Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act or other applicable laws) unless by written order, signed by an Officer of the Company, the Company directs them to be returned to it.  Certification of the disposed canceled Notes shall be delivered to the Company upon the Company's written request.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

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Section 2.12.

PAYMENT OF INTEREST; DEFAULTED INTEREST.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related Interest Payment Date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related Interest Payment Date and the amount of such interest to be paid.

Section 2.13.

ISIN NUMBERS AND COMMON CODES.

The Company in issuing the Notes may use “ISIN” number or “Common Code” (if then generally in use), and, if so, the Trustee shall use “ISIN” number or “Common Code” in notices of redemption or Offers to Purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such number or Common Code either as printed on the Notes or as contained in any notice of a redemption or notice of an Offer to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such number or Common Code.  The Company shall promptly notify the Trustee of any change in the “ISIN” number or “Common Code”.

Section 2.14.

RECORD DATE.

The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent or permitted under this Indenture shall be 15 days prior to the date of such vote, consent or action.  The record date for the purpose of each payment of interest shall be 15 days prior to such Interest Payment Date, as adjusted in accordance with this Indenture and the Notes.

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.01.

NOTES REDEEMED IN PART.

Upon surrender of a Note, or a Definitive Note if issued, that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate for the Holder at the expense of the Company a new Note or a Definitive Note, where applicable, equal in principal amount to the unredeemed portion of the Note or the Definitive Note surrendered.

Section 3.02.

OFFER TO PURCHASE.

(a)

In the event that, pursuant to Section 4.12 or Section 4.13 hereof, the Company shall be required to commence a Change of Control Offer or a Designated Event Offer (each, an “Offer to Purchase”), it shall follow the procedures specified below.

(b)

The Company shall cause a notice of the Offer to Purchase to be sent at least once to the Dow Jones News Service or similar business news service in the United States.

(c)

The Company shall commence the Offer to Purchase by sending, by first-class mail, with a copy to the Trustee, to each Holder at such Holder's address appearing in the Security Register, a notice the terms of which shall govern the Offer to Purchase stating:

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(i)

that the Offer to Purchase is being made pursuant to this Section 3.02 and Section 4.12 or Section 4.13, as the case may be, and, in the case of a Change of Control Offer or a Designated Event Offer, that a Change of Control or a Designated Event has occurred, the circumstances and relevant facts regarding the Change of Control or a Designated Event and that a Change of Control Offer or a Designated Event Offer is being made pursuant to Section 4.12 or Section 4.13, as the case may be;

(ii)

the principal amount of Notes required to be purchased pursuant to Section 4.12 or Section 4.13, as the case may be (the “Offer Amount”), the purchase price set forth in Section 4.12 or Section 4.13, as applicable (the “Purchase Price”), the Offer Period and the Purchase Date (each as defined below);

(iii)

that all Notes timely tendered and not withdrawn shall be accepted for payment;

(iv)

that any Note not tendered or accepted for payment shall continue to accrue interest;

(v)

that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

(vi)

that Holders electing to have a Note purchased pursuant to an Offer to Purchase may elect to have Notes purchased in integral multiples of $100,000 only;

(vii)

that Holders electing to have a Note purchased pursuant to any Offer to Purchase shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, or the Common Depositary, if appointed by the Company before the close of business on the third Business Day before the Purchase Date;

(viii)

that Holders shall be entitled to withdraw their election if the Company, the Common Depositary, as the case may be, receives, not later than the expiration of the Offer Period, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(ix)

that Holders whose Notes were purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

(x)

any other procedures the Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(d)

The Offer to Purchase shall remain open for a period of at least 30 days but no more than 35 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five (5) Business Days (and in any event no earlier than the 31st day following the Change of Control or Designated Event) after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the Offer Amount or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase.  Payment for any Notes so purchased shall be made in accordance with Section 4.01.  The Company shall publicly announce the results of the Offer to Purchase on the Purchase Date.

(e)

On or prior to the Purchase Date, the Company shall, to the extent lawful:

(i)

accept for payment, the Offer Amount of Notes or portions of Notes properly tendered and not withdrawn pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered;

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(ii)

if applicable, surrender to be delivered to the Trustee the Notes properly accepted to be canceled by the Trustee in accordance with Section 2.11 together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section.

(f)

Subject to Section 3.05, the Paying Agent (or the Company, if acting as the Paying Agent) shall promptly (but in the case of a Change of Control or Designated Event, not earlier than 31 days from the date of the Change of Control or a Designated Event) deliver to each tendering Holder the Purchase Price.  In the event that any portion of the Notes or Definitive Note (if issued) surrendered is not purchased by the Company, the Company shall promptly execute and issue a new Note or Definitive Note (if applicable) in a principal amount equal to such unpurchased portion of the Note or Definitive Note (if applicable) surrendered, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver (or cause to be transferred by book-entry) such new Note or Definitive Note (if applicable) to such Holder, in a principal amount equal to any unpurchased portion of the Note or Definitive Note (if applicable) surrendered; provided, however, that each such new Note or Definitive Note (if applicable) shall be in a principal amount of $100,000 or an integral multiple thereof.  Any Note or Definitive Note (if applicable) not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

(g)

If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no further interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.

(h)

The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Offer to Purchase.  To the extent that the provisions of any securities laws or regulations conflict with Section 4.12 or Section 4.13, as applicable, this Section 3.02 or other provisions of this Indenture, the Company shall comply with applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.12 or Section 4.13, as applicable, this Section 3.02 or such other provision by virtue of such compliance.

(i)

Other than as specifically provided in this Section, any purchase pursuant to this Section  shall be made in accordance with the provisions of Section 3.01 hereof.

Section 3.03.

REPURCHASE OF NOTES BY THE COMPANY AT THE OPTION OF THE HOLDER.

The Notes shall be purchased by the Company at the option of any holder thereof at any Put Date, for cash, at a repurchase price equal to the Designated Terminal Value, plus any accrued and unpaid Interest to, but excluding, the Put Date; provided that no Notes may be repurchased by the Company pursuant to this Section if the principal amount of any Notes has been accelerated and such acceleration has not been rescinded on or prior to the Put Date. Repurchases of Notes under this Section shall be made, at the option of the holder thereof, upon:

(a)

delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed notice (the “Repurchase Notice”) in the form set forth on the reverse of the Note attached hereto as Exhibit A during the period beginning at any time from the opening of business on the date that is twenty (20) Business Days prior to the Put Date until the close of business on the date that is ten (10) Business Days prior to the Put Date; and

(b)

delivery or book entry transfer of such Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee, such delivery being a condition to receipt by the holder of the repurchase price therefor; provided that such repurchase price shall be so paid pursuant to this Section only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Notice.

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The Company shall purchase from the holder thereof, pursuant to this Section, a portion of a  Note, only if the principal amount of such portion is $100,000 or a whole multiple of $100,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

Any purchase by the Company contemplated pursuant to the provisions of this Section shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Put Date and the time of the book entry transfer or delivery of the Note.

Notwithstanding anything herein to the contrary, any holder delivering to the Trustee (or other Paying Agent appointed by the Company) a Repurchase Notice contemplated by this Section shall have the right to withdraw such Repurchase Notice at any time prior to the close of business five (5) Business Days immediately preceding the Put Date by delivery of a written notice of withdrawal to the Trustee in accordance with Section 3.04. The Company is not obligated under this Section to repurchase Notes listed in such written notice of withdrawal.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Section 3.04.

EFFECT OF REPURCHASE NOTICE.

Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of the Repurchase Notice specified in Section 3.03, the Holder in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn) thereafter be entitled to receive solely the repurchase price with respect to such Note. Such repurchase price shall be paid to such Holder, subject to receipt of funds or Notes by the Trustee (or other Paying Agent appointed by the Company), promptly following the later of (x) the Put Date with respect to such Note (provided the holder has satisfied the conditions in Section 3.03) and (y) the time of delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 3.03.

A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in accordance with the Repurchase Notice at any time prior to the close of business five (5) Business Days immediately preceding the Put Date, specifying:

(a)

the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Common Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note,

(b)

the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

(c)

the principal amount, if any, of such Note which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.

Section 3.05.

DEPOSIT OF REPURCHASE PRICE.

(a)

Within seven (7) Business Days following receipt of notice from the Trustee that one or more Repurchase Notices specified in Section 3.03 have been received by the Trustee, which notice shall specify the aggregate purchase price of such Notes, the Company shall deposit with the Trustee or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 4.01, an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate repurchase price of all the Notes or portions thereof that are to be purchased as of the Put Date.

(b)

If the Trustee or other Paying Agent appointed by the Company, or the Company or a Subsidiary or Affiliate of either of them, if such entity is acting as the Paying Agent, holds cash sufficient to pay the aggregate repurchase price of all such Notes, or portions thereof that are to be repurchased as of the Put Date, on or after the Repurchase Date (i) such Notes will cease to be outstanding, (ii) interest on such Notes will cease to accrue, and (iii) all other rights of the holders of such Notes will terminate, whether or not book entry transfer of such Notes has been made or such Notes have been delivered to the Trustee or paying agent, other than the right to receive the repurchase price upon delivery of such Notes.

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Section 3.06.

NOTES REPURCHASED IN PART.

Upon presentation of any Note repurchased pursuant to Section 3.03 only in part, the Company shall execute and the Trustee (upon receipt of an Authentication Order) shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Notes presented.

Section 3.07.

REPAYMENT TO THE COMPANY.

The Trustee (or other Paying Agent appointed by the Company) shall return to the Company any cash or money that remains unclaimed as provided in Section 9.03, together with interest, if any, thereon, held by them for the payment of the repurchase price pursuant to Section 3.03; provided that to the extent that the aggregate amount of cash or money deposited by the Company pursuant to Section 3.04 exceeds the aggregate repurchase price of the Notes or portions thereof which the Company is obligated to purchase as of the Put Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Put Date, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

Section 3.08.

TAX REDEMPTION.

(a)

The Company shall make an offer to purchase the Notes (a “Tax Redemption Offer”), at a redemption price equal to the Guaranteed Minimum Return, plus any accrued and unpaid interest (including any Additional Tax Amounts), if any, to the date fixed by the Company or the Surviving Person, as the case may be, for redemption (the “Tax Redemption Date”) if, as a result of:

(i)

any change in, or amendment to, laws (or any regulations or rulings promulgated thereunder) affecting taxation; or

(ii)

any change in the existing official position or the stating of an official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment becomes effective on or after the Issue Date with respect to any payment due or to become due under the Notes, or this Indenture, the Company is, or on the next Interest Payment Date would be, required to pay Additional Tax Amounts, and such requirement cannot be avoided by the taking of reasonable measures by the Company, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Tax Amounts if a payment in respect of the Notes were then due.

(b)

Prior to the mailing of any notice of redemption for Notes pursuant to the foregoing, the Company will deliver to the Trustee:

(i)

an Officers' Certificate stating that such change or amendment referred to in the prior paragraph has occurred, describing the facts related thereto and stating that such requirement cannot be avoided by the Company taking reasonable measures available to it; and

(ii)

an Opinion of Counsel or a written opinion of a tax consultant who is acceptable to the Trustee, either of recognized standing, in form and substance satisfactory to the Trustee, stating that the requirement to pay such Additional Tax Amounts results from such change or amendment referred to in the prior paragraph.

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The Trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders.

Any Notes that are redeemed will be canceled.

(c)

Notwithstanding the foregoing, any Holder is entitled to reject the Tax Redemption Offer made by the Company hereunder and to elect to continue being subject to the statutorily required withholding of the Additional Tax Amounts by the Company.

Section 3.09.

NOTICE TO TRUSTEE.

If the notes are redeemed or repurchased in accordance with Sections 3.02, 3.03 or 3.08 hereof, the Company shall provide the Trustee and any Agent to be involved in the redemption or repurchase process with details of any early redemption, option or publication at least five (5) Business Days prior to the latest date on which the Company is to give notice to the Holders in accordance with the provisions hereunder, or as otherwise may be agreed to by the Company and the Trustee or such Agent.

ARTICLE 4.

COVENANTS

Section 4.01.

PAYMENT OF NOTES.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the due dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Hong Kong Time one (1) Business Day prior to the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall provide the Paying Agent with the confirmation of its remittance of such fund by SWIFT or fax two (2) Business Days prior to any due date. Such Paying Agent shall return to the Company promptly, and in any event, no later than five (5) Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes. In no circumstances shall the Paying Agent be obligated to make any payment to Holders until such time as it has received sufficient funds from the Company and has been notified by the Company with a confirmation of such funds, or is able to identify such funds otherwise. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 3.0% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

Section 4.02.

MAINTENANCE OF OFFICE OR AGENCY.

(a)

The Company shall maintain in Hong Kong, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

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(b)

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)

The Company hereby designates the Corporate Trust Office of the Trustee, as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03.

REPORTS.

(a)

So long as any of the Notes remains outstanding and as soon as possible and in any event within 14 days after the Company becomes aware of the occurrence of a Default (including without limitation a cross-default by CSR pursuant to Section 5.01(e)), the Company will provide to the Trustee, an Officers' Certificate setting forth the details of such Default, and the action that the Company or CSR, as the case may be, proposes to take with respect thereto.

(b)

For as long as any Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, during any period in which the Company is neither subject to Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, the Company shall supply (i) to any Holder or Beneficial Owner of a Note or (ii) upon their request to a prospective purchaser of a Note or beneficial interest therein designated by such holder or owner, the information specified in, and meeting the requirements of Rule 144A(d)(4) under the Securities Act.

Section 4.04.

COMPLIANCE CERTIFICATE.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company, CSR and its respective Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and there is no default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

The Trustee shall be entitled to assume without inquiry that the Company has performed in accordance with its obligations under the Indenture, the Notes and the Security Documents unless it has been notified in writing to the contrary.

Section 4.05.

TAXES.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are being contested in good faith and by appropriate proceedings, and for which appropriate reserves have been provided in accordance with GAAP, or where the failure to effect such payment is not adverse in any material respect to the Holders. The Company shall bear and pay all Taxes arising out of, or relating to, the offering of the Notes under this Indenture.

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Section 4.06.

STAY, EXTENSION AND USURY LAWS.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or any Agent, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.

CORPORATE EXISTENCE.

The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture.

Section 4.08.

PAYMENTS FOR CONSENT.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.09.

LIMITATION ON BUSINESS TRANSACTIONS.

The Company shall not engage in any business or activity other than the following: (i) the issuance of, and the payment of all amounts due on, the Notes under this Indenture; (ii) the use of proceeds from the sale the Notes as described in Section 4.17, (iii) the entry into, and performance of its obligations under, this Indenture and the Security Documents, (iv) investing in Cash Equivalents any (x) capital contributions made to it and (y) dividends or distributions with respect to Collateral released to the Company in accordance with the terms of the Security Documents, (v) owning, holding, selling, disposing, acquiring, pledging or otherwise dealing in the stock of CSR, and (vi) engaging in any activities that are necessary to permit the Company to engage in the activities referred to in the foregoing subclause (i) through (v) or are incidental thereto.

Section 4.10.

OTHER LIMITATIONS.

The Company shall not, other than as set forth under Section 4.09 of this Indenture: (i) sell, assign or otherwise dispose of, or grant any option or create any Lien on or with respect to, any portion of the Collateral except for the Lien of the Security Document, or create any Lien on any part of its other property, assets or revenues, present or future, except for the Lien of the Security Document or permit to subsist for more than 30 days in each instance any Lien upon the whole or any part of its property, assets or revenues, present or future, except for the Lien of the Security Document, (ii) make any advances or loans to, or Investments (by way of transfers of property, contributions to capital, acquisitions of stock, securities or evidences of indebtedness, or otherwise) in, any other Person; (iii) Incur any Debt of more than US$5.0 million, other than pursuant to this Indenture and the Notes; (iv) pay dividends or make any other distribution on its Capital Stock to any Person or repurchase its Capital Stock; (v) merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose any all of its Property in any one transaction or series of transactions; (vi) enter into any restructuring or liquidation transactions involving the Company or its Subsidiaries; or (vii) form or permit to exist any Subsidiary of the Company.

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Section 4.11.

ADDITIONAL TAX AMOUNTS.

All payments on the Notes or in connection with or arising out of this Indenture or any Security Document will be made without withholding or deduction for, or on account of, any present or future Taxes, unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law.  In the event that any such withholding or deduction is so required, the Company will pay such withholding or deduction which is required by law or by regulation or governmental policy having the force of law, and will pay additional amounts (“Additional Tax Amounts”) as will result in receipt by the Holder of each Note of such amounts as would have been received by such Holder had no such withholding or deduction been required, except that no Additional Tax Amounts shall be payable:

for or on account of:

any Tax that would not have been imposed but for:

(i)

the existence of any present or former connection between the Holder or beneficial owner of such Note and the Governmental Authority imposing the Tax other than merely holding such Note or the receipt of payments thereunder, including, without limitation, such holder or beneficial owner being or having been a national, domiciliary or resident of the jurisdiction of such Governmental Authority or treated as a resident thereof or being or having been physically present or engaged in a business therein or having or having had a permanent establishment therein;

(ii)

the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of, premium, if any, and interest on, such Note became due and payable pursuant to the terms thereof or was made or duly provided for, except to the extent that the Holder thereof would have been entitled to such Additional Tax Amounts if it had presented such Note for payment on any date within such 30-day period;

(iii)

the failure of the Holder or beneficial owner to comply with a timely request of the Company addressed to the holder or beneficial owner, as the case may be (such request to be made in accordance with Section 11.01), to provide information concerning such holder's or beneficial owner's nationality, residence, identity or connection with any Governmental Authority, if and to the extent that due and timely compliance with such request would have reduced or eliminated any withholding or deduction as to which Additional Tax Amounts would have otherwise been payable to such holder;

(iv)

the presentation of such Note (in cases in which presentation is required) for payment in a jurisdiction in which the Company or a guarantor thereof is resident for tax purposes, unless the Company does not provide timely notice to the Holder of reasonable arrangements for the presentation of such Note for payment elsewhere;

(v)

any estate, inheritance, gift, sale, transfer, personal property or similar Tax;

(vi)

any withholding or deduction that is imposed or levied on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(vii)

any combination of Taxes referred to in the preceding clauses (i) through (viii); or

with respect to any payment on such Note to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that the beneficiary or settlor with respect to the fiduciary, or a member of the partnership, or the beneficial owner would not have been entitled to such Additional Tax Amounts had that beneficiary, settler, partner or beneficial owner been the holder thereof all Taxes described in the foregoing clauses (a) and (b) being “Excluded Taxes.”

Whenever there is mentioned in any context the payment of principal of, and any premium or interest on, or any other fees relating to any Note, this Indenture or any Security Document, such mention shall be deemed to include payment of Additional Tax Amounts provided for in this Indenture to the extent that, in such context, Additional Tax Amounts are, were or would be payable in respect thereof.

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Section 4.12.

REPURCHASE AT THE OPTION OF HOLDERS FOLLOWING A CHANGE OF CONTROL.

(a)

The Company shall notify the Trustee at least 30 days prior to the occurrence of a Change of Control, and upon receipt of such notice by the Trustee, the Trustee shall have at least five (5) Business Days to forward the notice to the Holders, and the Holders will have 15 days upon its receipt of the notice to deliver of Notice of Exchange for its Notes at its discretion in accordance with Section 10.01 and Section 10.02.

(b)

Upon the occurrence of a Change of Control, the Company shall, within 30 days thereafter, make an offer (the “Change of Control Offer”) to the Holders pursuant to the procedures set forth in Section 3.02.  Each Holder shall have the right to accept such offer and require the Company to repurchase all or any portion (equal to $100,000 or an integral multiple of $100,000) of such Holder's Notes pursuant to the Change of Control Offer at the Change of Control Repurchase Price in cash.

(c)

The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

Section 4.13.

REPURCHASE UPON DESIGNATED EVENT.

Upon the occurrence of a Designated Event, the Company shall, within seven (7) Business Days thereafter notify the Trustee of such Designated Event, and make an offer (the “Designated Event Offer”) pursuant to the procedures set forth in Section 3.02. Each Holder shall have the right to accept such offer and require the Company to repurchase all or any portion (equal to $100,000 or an integral multiple of $100,000) of such Holder's Notes pursuant to the Designated Event Offer at a purchase price, in cash equal to the Guaranteed Minimum Return.

Section 4.14.

NEGATIVE PLEDGE.

The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, Incur, assume or permit to exist any Lien on the Collateral (other than Liens incurred pursuant to or permitted by the Security Documents).

So long as any of the Notes remain outstanding, the Company will not, and will not permit any of its Subsidiaries to, create or permit to subsist any Security upon the whole or any part of the property, assets or revenues of the Company or such Subsidiary, as the case may be, present or future, to secure for the benefit of the holders of any Debt any payment of any sum due in respect of or under any guarantee of or payment indemnity or other like obligation relating to any such Debt, unless, in any such case, at the same time or prior thereto, either (a) the same Security is granted to the Holders and is perfected for the benefit of the Collateral Agent on behalf of the Holders or (b) there is outstanding any guarantee, indemnity or other like obligation or such other security that is not materially less beneficial to the Holders or as shall be approved by Holders holding not less than 75% of the aggregate principal amount of Notes then outstanding.

Section 4.15.

IMPAIRMENT OF SECURITY INTEREST.

The Company shall not, and shall not permit any of its Subsidiaries to, take or omit to take any action that might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the Holders, and the Company shall not, and shall not permit any of its Subsidiaries to, grant to any Person other than the Collateral Agent, for the benefit of the Holders and the other beneficiaries described in the Security Documents, any interest whatsoever in any of the Collateral.

Section 4.16.

AMENDMENTS TO SECURITY DOCUMENTS.

The Company shall not, and shall not permit any of its Subsidiaries to, amend, waive or otherwise modify, or permit or consent to any amendment, waiver or other modification, any Security Document in any way that would be adverse to the Holders.

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Section 4.17.

USE OF PROCEEDS.

The Company will not use the net proceeds from the sale of the Notes, in any amount, for any purpose other than to (a) purchase of CSR Capital Stock on the secondary market, (b) capital contribution to CSR for CSR to acquire companies in China engaging in a Related Business or (c) lend to, or purchase of new debt securities issued by, CSR, and pending the application of all of such net proceeds in such manner, to invest the portion of such net proceeds not yet so applied in Cash Equivalents. Following the application of net proceeds in such manner, any remaining net proceeds may be applied for general corporate purposes not otherwise prohibited by the terms of this Indenture.

Section 4.18.

NOTES TO RANK SENIOR.

The Notes and all other obligations of the Company under this Indenture are and at all times shall remain direct and first-priority secured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and senior in right and priority of payment to all other present and future unsecured Indebtedness (actual or contingent) of the Company (except as otherwise required by law).

Section 4.19.

TAX INDEMNITY.

The Company shall indemnify each Holder, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted upon amounts payable under this Section or Section 4.11) attributable to any payments on the Notes, and any penalties, interest, and reasonable expenses with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Company (with a copy to the Trustee) or by the Trustee on its own behalf or on behalf of a Holder, shall be conclusive absent manifest error.

Section 4.20.

CONTINGENT DEBT TAX TREATMENT.

The Company agrees, and by acceptance of a beneficial interest in a Note each Holder and any beneficial owner shall be deemed to have agreed, to treat the Note as indebtedness of the Company for U.S. federal income tax purposes that is subject to Treasury Regulation section 1.1275-4 or any successor provision (the “contingent payment regulations”) and to be bound (in the absence of an administrative determination or judicial ruling to the contrary) by the Company's determination of the comparable yield and the projected payment schedule within the meaning of the contingent payment regulations.  A holder of Notes may obtain the issue price, amount of Tax Original Issue Discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Notes, determined by the Company pursuant to the contingent payment regulations, by submitting a written request for this information to the Company at the address set forth in Section 11.01.

Section 4.21.

ADDITIONAL COLLATERAL.

At any time the Market Value of the Collateral is less than the Top-up Threshold, within five (5) Business Days the Company shall notify the Collateral Agent and include additional collateral to the Collateral, in the form of Common Stock or cash, or a combination of both, according to the terms hereunder and under the Share Pledge Agreement.

ARTICLE 5.

DEFAULTS AND REMEDIES

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Section 5.01.

EVENTS OF DEFAULT.

Each of the following constitutes an “Event of Default” with respect to the Notes:

(a)

failure to make the payment of any interest on the Notes when the same becomes due and payable, and such failure continues for a period of ten (10) days;

(b)

failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise, and such failure continues for a period of five (5) days;

(c)

failure to deliver Exchange Shares or cash as and when Exchange Shares or cash are required to be delivered as specified in Section 10.01;

(d)

failure to comply with any other covenant or agreement in the Notes or in this Indenture (other than a failure that is the subject of the foregoing clause (a), (b) or (c)), and such failure continues for 30 days after written notice is given to the Company by the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding specifying the default, demanding that it be remedied and stating that such notice is a “Notice of Default;”

(e)

a default under any Debt by the Company or CSR or any of their respective Subsidiaries that results in acceleration of the maturity of such Debt, or failure to pay any such Debt when due, in an aggregate amount greater than $500,000 or its foreign currency equivalent at the time;

(f)

any legal proceedings in respect of, or judgment or judgments for, the payment of money in an aggregate amount in excess of $500,000 (or its foreign currency equivalent at the time) that shall be instituted or rendered against the Company, CSR or any of its respective Subsidiaries;

(g)

the Company, CSR or any of its respective Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)

commences a voluntary case or gives notice of intention to make a proposal under any Bankruptcy Law;

(B)

consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up;

(C)

consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of it or for all or substantially all of its property;

(D)

makes a general assignment for the benefit of its creditors; or

(E)

admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency;

(h)

a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary; or

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(C)  orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary;

and such order or decree remains unstayed and in effect for 60 consecutive days;

(i)

any default by the Company in the default of any of its obligations under any Security Document, which adversely affects the enforceability, validity, perfection or priority of the applicable Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect; the security interest under the Security Document shall, at any time, cease to be in full force and effect or the Trustee ceases to have a first priority interest in the Collateral for any reason other than the satisfaction in full of all Note Obligations and discharge of the Indenture or any security interest created thereunder shall be declared invalid or unenforceable or the Company shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable;

(j)

the Company denies or disaffirms its obligations under any Security Document;

(k)

the Company shall, or shall permit any Subsidiary to, directly or indirectly, Incur, assume or permit to exist any Lien on the Collateral;

(l)

the Company, CSR or any of CSR's Subsidiaries amends or modifies their respective constitutive documents in such a manner that would have a Material Adverse Effect;

(m)

either (i) the Indenture, the Notes, or any Security Document shall be declared by any Governmental Authority to be illegal or unenforceable or terminated prior to its scheduled termination date;

(n)

the confiscation, expropriation or nationalization by any Governmental Authority of any Property of the Company, CSR or any of CSR's Subsidiaries if such confiscation, expropriation or nationalization would have a Material Adverse Effect; or (ii) if such revocation or repudiation could reasonably be expected to have a Material Adverse Effect, the revocation or repudiation by any Governmental Authority of any previously granted Governmental Approval to any WFOE that is material to the operation of the Related Business; or (iii) the imposition or introduction of material and discriminatory taxes, tariffs, royalties, customs or excise duties imposed on the WFOE, or the material and discriminatory withdrawal or suspension of material privileges or specifically granted material rights of a fiscal nature;

(o)

failure by any Permitted Holder, the Company, CSR or any of CSR's Subsidiaries to fully comply, including without limitation, with any applicable foreign exchange registration, settlement or remittance requirement therein, with Circular 75 issued by the PRC State Administration of Foreign Exchange on October 21, 2005, including any amendment, implementing rules, or official interpretation thereof or any replacement, successor or alternative legislation having the same subject matter thereof and the failure to so comply may have a material adverse effect on the Company or CSR;

(p)

CSR shall, or shall permit any of its Subsidiaries to, directly or indirectly, engage in or carry on any business other than in the Ordinary Course of Business;

(q)

CSR shall, or shall permit any of its Subsidiaries to, directly or indirectly, dispose of or agree to dispose of a substantial part of its assets or undertaking relating to the Related Business; and

(r)

CSR fails to maintain the trading of its Common Stock on the New York Stock Exchange.

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Section 5.02.

ACCELERATION.

If any Event of Default (other than those of the type described in Section 5.01(g) or (h)) occurs and is continuing, the Trustee may, and the Trustee upon the request of Holders of 25% in principal amount of the outstanding Notes shall, or the Holders of at least 25% in principal amount of outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the “Acceleration Notice”), and the same shall become immediately due and payable together with any premium that would be payable pursuant to the terms of this Indenture if the Notes were repurchased pursuant to Section 4.13 at the election of a Holder which is herein provided, whether or not any condition to such repurchase has occurred.

In the case of an Event of Default specified in Section 5.01 (g) or (h) hereof, all outstanding Notes shall become due and payable immediately without any further declaration or other act on the part of the Trustee or the Holders.  Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

Section 5.03.

OTHER REMEDIES.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.  In addition, if an Event of Default occurs and is continuing, the Trustee may, upon request of Holders of at least 25% of the aggregate principal amount of the Notes then outstanding, instruct the Collateral Agent to foreclose on the Collateral in accordance with the terms of the Security Documents and take such further action on behalf of the Holders of the Notes with respect to the Collateral as the Trustee deems appropriate.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 5.04.

WAIVER OF DEFAULTS.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default, and its consequences, except a continuing Default or Event of Default (i) in the payment of the principal of, premium, if any, or interest, on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.  In the event of any Event of Default specified in Section 5.01(e), such Event of Default and all consequences of that Event of Default, including without limitation any acceleration or resulting payment default, shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 60 days after the Event of Default arose:

(a)

the Debt that is the basis for the Event of Default has been discharged;

(b)

the holders of such Debt have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to the Event of Default; or

(c)

if the default that is the basis for such Event of Default has been cured.

The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders has consented to such waiver and attaching copies of such consents.  In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.  Upon any waiver of a Default or Event of Default, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed cured for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

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Section 5.05.

CONTROL BY MAJORITY.

Subject to Section 6.01, Section 6.02(f) (including the Trustee's receipt of the security or indemnification described therein) and Section 6.07 hereof, in case an Event of Default shall occur and be continuing, the Holders of a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.  However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture, or the Security Documents that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

Section 5.06.

LIMITATION ON SUITS.

No Holder shall have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a)

such Holder has previously given to the Trustee written notice of a continuing Event of Default or the Trustee receives the notice from the Company,

(b)

Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request to the Trustee to institute such proceeding as trustee, and have provided the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense but the Trustee has not complied with such request within 60 days after the receipt of the request and the security or indemnity satisfactory to the Trustee, and

(c)

the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest on, a Note on or after the respective due dates for such payments set forth in such Note.

A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 5.07.

RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

Notwithstanding any other provision of this Indenture (including Section 5.06), the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 5.08.

COLLECTION SUIT BY TRUSTEE.

If an Event of Default specified in Section 5.01 (g) or (h) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

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Section 5.09.

TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, Agents and their respective agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.10.

PRIORITIES.

If the Trustee collects any money pursuant to this Article 5, it shall pay out the money in the following order:

First:  to the Trustee, the Agents, their respective agents and attorneys for amounts due under Section 6.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, the Agents, their respective and the costs and expenses of collection in connection with this Indenture, the Security Documents or the Notes, including the collection or distribution of such amounts held or realized or in connection with expenses incurred in enforcing its remedies under the Indenture, the Notes and the Security Documents and preserving the Collateral and all amounts for which the Trustee and the Agents are entitled to indemnification under the Indenture, the Notes and the Security Documents;

Second:  in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of Interest on the Notes in default in the order of the maturity of the installments of such Interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of Interest at the rate specified in the Notes, such payments to be made ratably to the Holders;

Third: in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes for principal and Interest, with Interest on the overdue principal and (to the extent that such Interest has been collected by the Trustee) upon overdue installments of Interest at the rate specified in the Notes, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and Interest without preference or priority of principal over Interest, or of Interest over principal, or of any installment of Interest over any other installment of Interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid Interest to the Holders; and

Fourth:  to the Company or to such Person as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section.

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Section 5.11.

UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess costs, including attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section shall not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 5.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 5.12.

RESTORATION OF RIGHTS AND REMEDIES.

If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 5.13.

RIGHTS AND REMEDIES CUMULATIVE.

No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 5.14.

DELAY OR OMISSION NOT WAIVER.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 6.

TRUSTEE AND AGENTS

Section 6.01.

DUTIES OF TRUSTEE.

(a)

The duties and responsibilities of the Trustee are as set forth herein.  Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.  The rights and protections provided to the Trustee in this Article shall also apply to the Agents.  However, the duties and obligations of the Trustee and the Agents hereunder are several and not joint.

(b)

If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

(c)

Except during the continuance of an Event of Default:

(1)

the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

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(2)

in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, with respect to certificates or opinions specifically required to be furnished to it hereunder, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not verify, confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(d)

The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful default as determined by a court of competent jurisdiction determines, except that:

(1) this paragraph does not limit the effect of paragraph (c) of this Section;

 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless a court of competent jurisdiction determines that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(e)

Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section.

(f)

No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(g)

The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and need not be invested except as agreed to by the Trustee.

(h)

Notwithstanding anything to the contrary contained in this Indenture, none of the Agents shall be obliged to act or omit to act in accordance with any instruction, direction or request delivered to them by the Company unless such instruction, direction or request is delivered to such Agents according to the provisions under this Indenture in writing.  Each of the Agents may, in connection with its services hereunder rely upon the terms of any notice, communication or other document believed by it to be genuine.

(i)

Notwithstanding anything herein to the contrary, the Trustee shall not be responsible for recitals, statements, warranties or representations of any party contained in this Indenture or any other agreement or other document, entered into in connection herewith or therewith and shall assume the accuracy and correctness thereof and shall not be responsible for the execution, legality, effectiveness, adequacy, genuineness, validity or enforceability or admissibility in evidence of any such agreement or other document or any trust or security thereby constituted or evidenced.  Notwithstanding the generality of the foregoing, each Holder shall be solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of the Company and any Subsidiary, and the Trustee shall not at any time have any responsibility for the same and each Holder shall not rely on the Trustee in respect thereof.

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Section 6.02.

RIGHTS OF TRUSTEE.

Subject to Section 6.01:

(a)

The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in any such document but may, in its discretion, make further inquiry or investigation into such facts or matters as it sees fit.

(b)

Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.  The Trustee may at the expense of the Company consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Company shall reimburse the Trustee for any expenses, including attorneys fees, incurred in connection with the actions contemplated by this Section 7.02(b).

(c)

The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(d)

Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(e)

The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

(f)

The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

(g)

The Trustee shall have no duty to inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company under this Indenture; but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements aforesaid.

(h)

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(i)

The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(j)

The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any security interest or Collateral or any arrangement or agreement between Company and any Person with respect thereto, or the perfection or priority of any security interest or Collateral created in any of the Security Documents or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of any security interest or Collateral following an Event of Default.

(k)

The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

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(l)

The Trustee shall not be responsible or liable for special, indirect, punitive, or consequential damages or loss of any kind whatsoever (including, but not limited to, loss of profit) regardless of the form of action.

Section 6.03.

INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee and nothing herein shall obligate the Trustee to account for any profits earned from any business or transactional relationship with the Company or any Affiliate thereof.  Any Agent may do the same with like rights and duties.

Section 6.04.

TRUSTEE'S DISCLAIMER.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee shall not have any responsibility for the Company's or any Holder's compliance with any U.S. federal or state securities laws in connection with the Notes.  The Trustee shall not be responsible for ensuring that the interest rate on the Notes is no higher than the maximum rate permitted by New York law.

Section 6.05.

NOTICE OF DEFAULTS.

If the Trustee receives notice of any Default or Event of Default from the Company, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after receipt thereof.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 6.06.

FORCE MAJEURE.

Notwithstanding anything to the contrary in this Indenture, none of the Agents shall in any event be liable for any failure or delay in the performance of its obligations under this Indenture, arising our of or caused directly or indirectly by any circumstances beyond the reasonable control of such Agent, including without limitation, existing or future law or regulation, any existing or future act of governmental authority, act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system.

Section 6.07.

COMPENSATION AND INDEMNITY.

The Company shall pay to the Trustee compensation and expenses of the Trustee and Agents as may be separately agreed to from time to time for its acceptance of this Indenture and services hereunder.  To the fullest extent permitted by law, the Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the compensation, disbursements and expenses of the Trustee's agents and counsel.  All rights, protections and benefits of the Trustee shall be extended to the Trustee acting as an Agent with respect thereto.

The Company hereby unconditionally and irrevocably covenants and undertakes to indemnify and hold harmless the Trustee, its directors, officers, employees and agents (each an “indemnified party”) in full at all times against all losses, liabilities, actions, proceedings, claims, demands, penalties, damages, costs, expenses disbursements, and other liabilities whatsoever (for purposes of this Article, the “losses”), including without limitation incidental and out-of-pocket expenses and the costs and expenses of legal advisors and other experts, which may be incurred, suffered or brought against such indemnified party as a result or in connection with the acceptance or administration of its duties under this Indenture, the Notes and Security Documents, including the costs and expenses of enforcing this Indenture, the Notes and Security Documents against the Company (including this Section) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, provided that this indemnity shall not apply in respect of an indemnified party to the extent but only to the extent that a court of competent jurisdiction determines that any such losses incurred or suffered by or brought against such indemnified party arises directly from the fraud, willful default or gross negligence of such indemnified party. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Trustee or the termination of this Indenture.

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Notwithstanding any other term or provision of this Indenture to the contrary, the Trustee shall not be liable under any circumstances, and shall be fully indemnified by the Company, for special, punitive, indirect or consequential loss or damage of any kind whatsoever including but not limited to loss of profits, whether or not foreseeable, even if the Trustee is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this Section 6.07 shall survive the termination or expiration of this Indenture and the Security Document and the resignation or removal of the Trustee.

The obligations of the Company under this Section shall survive the satisfaction and discharge of this Indenture pursuant to Article 11 hereof, the termination of this Indenture and the Security Document, the resignation or removal of the Trustee or payment in full of the Notes through the expiration of the applicable statute of limitations.

To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes.  Notwithstanding any provision hereof to the contrary, the Trustee's Lien shall not be subordinated to that of Senior Debt.  Such Lien shall survive the satisfaction and discharge of this Indenture pursuant to Article 11 hereof, the termination of this Indenture and the Security Document, the resignation or removal of the Trustee or payment in full of the Notes through the expiration of the applicable statute of limitations.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 6.08.

REPLACEMENT OF TRUSTEE.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

The Trustee may resign without assigning any reason and without being responsible for any costs, charges and expenses occasioned by such retirement, and be discharged from the trust hereby created in writing at any time upon 30 days' prior notice to the Company.  The Holders holding more than two-thirds in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), Holders of a majority in principal amount of the then outstanding Notes shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee may appoint a successor Trustee, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

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A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders.  Subject to the Lien provided for in Section 6.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section, the Company's obligations under Section 6.07 hereof shall continue for the benefit of the retiring Trustee.

In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes, the Company, any retiring Trustee and each successor or separate Trustee with respect to the Notes shall execute and deliver a supplemental indenture hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.

Section 6.09.

SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

In case at the time of any successor Trustee in place by merger, conversion or consolidation any of the Notes have been authenticated but not delivered, any such successor Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes have not been authenticated, any successor Trustee shall authenticate and deliver such Notes in its own name upon receipt of an Authentication Order.

ARTICLE 7.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 7.01.

WITHOUT CONSENT OF HOLDERS OF NOTES.

Notwithstanding Section 7.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Security Documents or the Notes without consent of any Holder to:

(a)

cure any ambiguity, omission, defect or inconsistency;

(b)

provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(c)

add additional guarantees or additional obligors with respect to the Notes;

(d)

further secure the Notes, or release all or any portion of the Collateral pursuant to the terms of the Security Document;

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(e)

add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company; or

(f)

make any other change that does not adversely affect the legal rights hereunder of any such Holder.

Section 7.02.

WITH CONSENT OF HOLDERS OF NOTES.

Except as provided below in this Section, the Company and the Trustee may amend or supplement this Indenture, the Security Document and the Notes with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (except a continuing Default or Event of Default in (i) the payment of principal, premium, if any, or interest on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

Without the consent of each Holder, an amendment or waiver under this Section may not (with respect to any Notes held by a non-consenting Holder):

(a)

reduce the amount of Notes whose Holders must consent to an amendment or waiver;

(b)

reduce the rate of, or extend the time for payment of, interest, if any, on, any Note;

(c)

reduce the principal of, or extend the Stated Maturity of, any Note;

(d)

make any Note payable in money other than that stated in the Note;

(e)

impair the right of any Holder to receive payment of principal of, premium, if any, and interest, if any, on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

(f)

subordinate the Notes to any other obligation of the Company;

(g)

(A) release the security interest granted in favor of the Holders in the Collateral other than pursuant to the terms of the Security Documents, or

(B) release any other security interest that may have been granted in favor of the Holders other than pursuant to the terms of such security interest;

(h)

reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described under Section 3.03 or Section 3.08;

(i)

reduce the premium payable upon a Change of Control or Designated Event or, at any time after a Change of Control or Designated Event has occurred, change the time at which the Change of Control Offer or Designated Event Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer or Designated Event Offer; or

(j)

change the Designated Terminal Value or Exercise Price or Put Date.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

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It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holder of each Note affected thereby to such Holder's address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 11.03 hereof, the Trustee will join with the Company in the execution of any amended or supplemental indenture or waiver authorized or permitted by the terms of this Indenture, but the Trustee will not be obligated to enter into such amended or supplemental indenture or waiver that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 7.03.

REVOCATION AND EFFECT OF CONSENTS.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

Section 7.04.

NOTATION ON OR EXCHANGE OF NOTES.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 7.05.

TRUSTEE TO SIGN AMENDMENTS, ETC.

The Company may not sign an amendment or supplemental indenture until its board of directors (or committee serving a similar function) approves it.  In executing any amended or supplemental indenture or any amendment or supplement to the Security Documents or Notes, the Trustee shall be entitled to receive in addition to the documents required by Section 11.03, and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof.

If the Trustee has received such an Officers' Certificate and Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee.  The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture, the Notes or the Security Documents.

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ARTICLE 8.

COLLATERAL AND SECURITY

Section 8.01.

COLLATERAL SECURITY.

(a)

The due and punctual payment of the principal or Purchase Price of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured by a first priority, perfected pledge of the Collateral under the Security Document which the Company has entered into simultaneously with the execution of this Indenture and which is attached as Exhibit B hereto.

(b)

Each Holder, by its acceptance of the Notes, consents and agrees to the terms of the Security Document (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Security Document and to perform its obligations and exercise its rights thereunder as a Secured Party in accordance therewith.

(c)

The Company will do or cause to be done all such acts and things as may be required by applicable law or may be necessary or proper, or as may be required by the provisions of the Security Document, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Security Document or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.  The Company will take, and will cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Security Document to create and maintain, as security for the Note Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Trustee, as Secured Party, for the benefit of the Holders, superior to and prior to the rights of all third Persons.

(d)

Notwithstanding (i) anything to the contrary contained in this Indenture, the Security Document, the Notes or any other instrument governing, evidencing or relating to any Debt, (ii) the time, order or method of attachment of any Liens, (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral, (iv) the time of taking possession or control over any Collateral or (v) the rules for determining priority under the Uniform Commercial Code as in effect in Washington, D.C. or any other law of any relevant jurisdiction governing relative priorities of secured creditors, including the British Virgin Islands:

(A)

the Liens will rank at least equally and ratably with all valid, enforceable and perfected Liens, whenever granted upon any present or future Collateral, but only to the extent such Liens are permitted under this Indenture to exist and to rank equally and ratably with the Notes; and

(B)

all proceeds of the Collateral applied under the Security Document shall be allocated and distributed as set forth in Section 5.10.

Section 8.02.

RECORDING AND OPINIONS.

(a)

The Company will furnish to the Trustee within three months after each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Document and reciting with respect to the security interest in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders and the Trustee hereunder and under the Security Document with respect to the security interest in the Collateral; or (ii) in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

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(b)

So long as no Default or Event of Default has occurred and is continuing, and subject to certain terms and conditions, the Company will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Collateral pledged by them.

(c)

So long as there has occurred no Event of Default, then the Company shall have the right to exercise any voting and other consensual rights pertaining to the Collateral pledged by it.

(d)

Upon the occurrence and during the continuance of a Default or Event of Default, all rights of the Company to receive all cash dividends, interest and other payments made upon or with respect to the Collateral will cease and such cash dividends, interest and other payments will be paid to the Collateral Agent;

(e)

Upon the occurrence and during the continuance of an Event of Default:

(i)

all rights of the Company to exercise such voting or other consensual rights will cease, and all such rights will become vested in the Collateral Agent, which, to the extent permitted by law, will have the sole right to exercise such voting and other consensual rights; and

(ii)

the Collateral Agent, upon the instruction of the Trustee pursuant to this Indenture and the Security Document, may sell the Collateral or any part of the Collateral in accordance with the terms of the Security Document. The Collateral Agent, in accordance with the provisions of this Indenture, will distribute all funds distributed under the Security Document and received by the Collateral Agent to the Trustee for the benefit of the Holders.

Section 8.03.

RELEASE OF COLLATERAL.

(a)

Subject to subsections (b), (c) and (d) of this Section 8.03, Collateral may be released from the Lien and security interest created by the Security Document at any time or from time to time in accordance with the provisions of the Security Document or as provided hereby. In addition, upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and (at the sole cost and expense of the Company) the Trustee will release Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture. Upon receipt of such Officers' Certificate the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

(b)

No Collateral may be released from the Lien and security interest created by the Security Document pursuant to the provisions of the Security Document unless the certificate required by this Section 8.03  has been delivered to the Trustee.

(c)

At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise), no release of Collateral pursuant to the provisions of the Security Document will be effective as against the Holders.

(d)

The release of any Collateral from the terms of this Indenture and the Security Document will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Document and hereof.

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Section 8.04.

AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE SECURITY DOCUMENT.

Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders, take, on behalf of the Holders, all actions it deems necessary or appropriate in order to:

(a)

enforce any of the terms of the Security Document; and

(b)

collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder.

The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Document or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

The Trustee shall not be deemed to have knowledge of any acts that may be unlawful or in violation of the Security Documents or this Indenture unless and until it obtains actual knowledge of such unlawful acts or violation through the receipt of written notification describing the circumstances of such, and identifying the circumstances constituting such unlawful acts or violation.

Neither the Trustee nor the Collateral Agent nor any of their officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral securing the Notes and the Guarantees, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any of the Liens, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens on the Collateral or Security Documents or any delay in doing so.

The Trustee and the Collateral Agent will be under no obligation to exercise any rights or powers conferred under the Indenture or any of the Security Documents for the benefit of the Holders unless such Holders have offered to the Trustee and the Collateral Agent indemnity or security satisfactory to it against any loss, liability or expense. In the exercise of its duties, neither the Trustee nor the Collateral Agent shall be responsible for the verification of the accuracy or completeness of any certification submitted to it by the Company and each is entitled to rely exclusively on the certifications contained therein. Furthermore, each Holder, by accepting the Notes will agree, for the benefit of the Trustee and the Collateral Agent, that it is solely responsible for its own independent appraisal of and investigation into all risks arising under or in connection with the Security Documents and has not relied on and will not at any time rely on the Trustee or the Collateral Agent in respect of such risks.

Section 8.05.

AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECURITY DOCUMENT.

The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Document, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 8.06.

TERMINATION OF SECURITY INTEREST.

Upon the payment in full of all Obligations of the Company under this Indenture and the Notes, the Trustee will, at the request of the Company, promptly instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Security Document.

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Section 8.07.

APPOINTMENT OF COLLATERAL AGENT.

The parties hereto acknowledge and agree, and each Holder by accepting a Note acknowledges and agrees, that the Company hereby irrevocably appoint DB Trustees (Hong Kong) Limited as Collateral Agent hereunder.  The Collateral Agent shall have such duties and responsibilities, with respect to the Holders of Notes, as are explicitly set forth herein and in the Security Document to which it is a party and no others; provided that the Collateral Agent shall only take action with respect to or under the Security Document in accordance with the written instructions of the Trustee acting on behalf of the Holders of the Notes, and shall apply any proceeds from the enforcement of any security, as set forth in this Indenture.  The provisions of Article 8 hereof relating to the Trustee acting in such capacity shall apply to the Collateral Agent to the extent applicable.  In addition, the Company hereby agree to indemnify the Collateral Agent on the same basis as their indemnity to the Trustee in Article 8 with respect to actions taken or not taken by it in accordance with this Indenture and the Security Document.

ARTICLE 9.

SATISFACTION AND DISCHARGE

Section 9.01.

SATISFACTION AND DISCHARGE.

This Indenture shall be discharged and shall cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all Notes issued hereunder, when:

(a)

either:

(i)

all Notes that have been previously authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or

(ii)

(x) all Notes that have not been previously delivered to the Trustee for cancellation, have become due and payable by their terms or have been called for redemption, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars in such amount as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes not previously delivered to the Trustee for cancellation or redemption for principal, premium, if any, and interest on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the Stated Maturity or redemption date, as the case may be; (y) the Company has paid all other sums payable by the Company with respect to the Notes under this Indenture; and (z) the Company has delivered irrevocable written instructions to the Trustee to apply the deposited money toward the payment of the Notes at Stated Maturity or on the redemption date, as the case may be.

In the case of either clause (i) or (ii):

(x)

no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound; and

(y)

the Company shall have delivered to the Trustee an Officers' Certificate and Opinion of Counsel stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been satisfied.

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Section 9.02.

DEPOSITED CASH TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

Subject to Section 11.03, all cash as indicated as such Holder's Notice of Exchange deposited with the Trustee pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

Section 9.03.

REPAYMENT TO COMPANY.

Any cash deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for six months, after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; provided that the Trustee may deduct from such unclaimed amount any costs associated with the safe-keeping thereof; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.  After payment to the Company, Holders entitled to such money shall look to the Company for payment and all liability at the Trustee with respect to such money shall cease.

ARTICLE 10.

EXCHANGE

Section 10.01.

EXCHANGE RIGHT.

(a)

Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Note may, on any Put Date, or in case such Note shall be repurchased by the Company upon the election of the Holders prior to such date pursuant to Section 4.12, then, with respect to such Note as is so repurchased, until and including, but (if no default is made in making due provision for the payment of the repurchase price) not after, the close of business on, the date of the exercise of such election, be exchanged on the Exchange Date, in whole, or in part in multiples of US$100,000, for a number of Exchange Shares equal to the quotient obtained by dividing the Designated Terminal Value by the Exchange Date Reference VWAP (subject to the adjustment pursuant to Section 10.03); provided that notwithstanding any other provision herein, no Person shall be entitled to exchange such Notes for Exchange Shares to the extent that such exchange would result in beneficial ownership by such Person and its Affiliates of more than 9.9% of the then outstanding number of shares of Common Stock on such date.

(b)

In addition to a holder's right to receive the delivery of Exchange Shares under subsection (a) above, the holder may, at its sole discretion, elect to receive, in whole or in part of multiples of US$100,000, from the Company, cash corresponding to a number of Exchange Shares being elected in lieu of delivery of Exchange Shares as indicated on such Holder's Notice of Exchange.

Section 10.02.

EXERCISE OF EXCHANGE RIGHT.

In order to exercise the exchange right, the holder of any Note to be exchanged shall at least five (5) Business Days prior to any Exchange Date (as defined below), surrender a fully executed (and manually signed) irrevocable written notice (“Notice of Exchange”), in substantially the form attached hereto as Exhibit B, that the holder elects to exchange such Note or a stated portion thereof constituting a multiple of US$100,000 principal amount, to the Exchange Agent, at any time during usual business hours at its office or agency maintained for the purpose as provided in this Indenture, accompanied by the relevant Definitive Notes, if issued.  If any Note or any portion thereof is surrendered for exchange during the period between the close of business on any June 26 or December 27 and up to and including, but not after opening of business on the next following July 11 or January 11, as the case may be, and has not been repurchased by the Company on a repurchase date, such Note shall be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such following July 11 or January 11 on the principal amount of such Note being surrendered for exchange. If the Company shall default in the payment of interest due on the Notes on such July 11 or January 11, as the case may be, such funds shall be repaid to the person who deposited the same.  The Notice of Exchange shall also state the name or names (with address) in which the certificate or certificates for the Exchange Shares shall be delivered.  Definitive Notes surrendered for exchange shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form set forth on the reverse side of the Notes attached hereto as Exhibit A duly executed by, the holder or his attorney duly authorized in writing. Exchange Agent shall promptly (i) forward the Notice of Exchange it receives in accordance with this Section and (ii) deliver a confirmation of receipt of the Notes surrendered in accordance with this section, to the Company. As promptly as practicable after the receipt of Notice of Exchange and the confirmation of the surrender of the Definitive Note, if applicable, as aforesaid, the Company shall, subject to the provisions of Section 10.08, (x) deliver by itself a certificate or certificates for the number of Exchange Shares deliverable on such exchange of the Notes, or through book-entry transfer such number of Exchange Shares to the account registered in the name of the exchanging holder of the Notes or its designee at the Common Depositary, (y) pay cash, if any, payable on such exchange of Notes to the account registered in the name of the exchanging holder of the Notes as indicated in the Notice of Exchange, and (z) pay cash in respect of any fraction of an Exchange Share otherwise issuable upon such exchange to the account registered in the name of the exchanging holder of the Notes as indicated in the Notice of Exchange, each in accordance with the provisions of this Article. Such exchange shall be deemed to have been effected immediately prior to the close of business on the date (herein called the “Exchange Date”) on which such notice and any such funds shall have been received by the Agent and such Note shall have been surrendered as aforesaid.  The Company shall cause the person or persons in whose name or names any Exchange Shares shall be delivered upon such exchange to be registered in CSR's register of shareholders in order for those person or persons to become the holder or holders of record of the Exchange Shares represented thereby.  In the case of exchange of a portion, but less than all, of a Note, the Company shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver to the holder thereof, at the expense of the Company, a Note or Notes in the aggregate principal amount of the unexchanged portion of the Note surrendered.

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Section 10.03.

ADJUSTMENT OF EXCHANGE DATE TRADING REFERENCE VWAP.

The Exchange Date Trading Reference VWAP shall be subject to adjustment (“Antidilution Adjustment”) from time to time as follows:

(a)

In case CSR shall (i) pay a dividend or make a distribution on Exchange Shares, (ii) subdivide its outstanding Exchange Shares into a greater number of shares, (iii) reclassify any of its Exchange Shares into other securities of CSR or (iv) combine its outstanding Exchange Shares into a smaller number of shares, the Exchange Price in effect immediately prior to such action shall be adjusted so that the holder of any Note thereafter surrendered for exchange shall be entitled to receive the number of Exchange Shares and/or other securities of CSR, as the case may be, which he would have owned immediately following such action had such Note been exchanged immediately prior thereto. An adjustment made pursuant to this subsection 10.03(a) shall become effective immediately, except as provided in subsection 10.03(g) below, after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b)

In case CSR shall issue rights or warrants to all holders of Exchange Shares entitling them to subscribe for or purchase Exchange Shares at a price per share less than the Current Market Price Per Exchange Share, on the record date mentioned below, the Exchange Date Trading Reference VWAP shall be adjusted to an amount, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

(i)

the Exchange Date Trading Reference VWAP in effect immediately prior to the date of issuance of such rights or warrants by a fraction, of which

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(ii)

the numerator shall be (A) the number of Exchange Shares outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus (B) the number of Exchange Shares, which the aggregate offering price of the total number of Exchange Shares so offered for subscription or purchase would purchase at such Current Market Price Per Exchange Share (determined by multiplying such total number of Exchange Shares by the exercise price of such rights or warrants and dividing the product so obtained by such Current Market Price Per Exchange Share), and of which

(iii)

the denominator shall be (A) the number of Exchange Shares outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus (B) the number of additional Exchange Shares which are so offered for subscription or purchase.

Such adjustment shall become effective immediately, except as provided in subsection 10.03(g) below, after the record date for the determination of holders entitled to receive such rights or warrants. If any of such rights or warrants expire prior to exercise, the Exchange Date Trading Reference VWAP shall be readjusted to reflect the actual rights or warrants exercised.

(c)

In case CSR or any Subsidiary of CSR shall distribute to substantially all holders of Exchange Shares, any shares of Capital Stock of CSR other than Exchange Shares, evidences of indebtedness or other assets (other than cash dividends) of CSR, or shall distribute to substantially all holders of Exchange Shares rights or warrants to subscribe for or purchase any Capital Stock of CSR (other than those referred to in subsection 10.03(b) above) at less than the Market Value of such Capital Stock, then in each such case the Exchange Date Trading Reference VWAP shall be adjusted so that the same shall equal the price determined by multiplying:

(i)

the Exchange Date Trading Reference VWAP in effect immediately prior to the date of such distribution by a fraction of which

(ii)

the numerator shall be the Current Market Price Per Exchange Share (determined as provided in subsection 10.03(g) below), on the record date mentioned below, less the then fair market value (as determined by the Board of Directors of CSR, whose determination shall, if made in good faith, be conclusive evidence of such fair market value) of the portion of Capital Stock, evidences of indebtedness or other assets so distributed or of such subscription rights or warrants applicable to one Exchange Share, and of which

(iii)

the denominator shall be such Current Market Price Per Exchange Share. Such adjustment shall become effective immediately, except as provided in subsection 10.03(g) below, after the record date for the determination of shareholders entitled to receive such distribution.

If any of such rights or warrants expire prior to exercise, the Exchange Date Trading Reference VWAP shall be readjusted to reflect the actual rights or warrants exercised.

(d)

In case CSR shall, by dividend or otherwise, distribute to all holders of Exchange Shares cash (excluding (x) any cash dividend on the Exchange Shares to the extent the aggregate cash dividend per share in any year does not exceed 1.5% of the Current Market Price Per Exchange Share determined as of the date on which the Board of Directors of CSR recommends such dividend and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of CSR, whether voluntary or involuntary), then, in such case, the Exchange Date Trading Reference VWAP shall be adjusted (with such adjustment to be effective immediately prior to the opening of business on the day following the record date) so that the adjusted Exchange Date Trading Reference VWAP shall be equal to the price determined by multiplying:

(i)

the Exchange Date Trading Reference VWAP in effect immediately prior to the record date of such dividend or other distribution by a fraction of which

(ii)

the numerator shall be the Current Market Price Per Exchange Share (determined as provided in subsection 10.03(g) below) on such record date less the amount of cash so distributed (and not excluded as provided above) applicable to one Exchange Share and of which

51

(iii)

the denominator shall be such Current Market Price Per Exchange Share (determined as provided in subsection 10.03(g) below) on such record date, (with such adjustment to be effective immediately prior to the opening of business on the day following the record date.) If such dividend or distribution is not so paid or made, the Exchange Date Trading Reference VWAP shall again be adjusted to be the Exchange Date Trading Reference VWAP which would then be in effect if such dividend or distribution had not been approved.

(e)

In case a tender or exchange offer made by CSR or any Subsidiary of CSR for all or any portion of the Exchange Shares shall expire and such tender or exchange offer shall involve the payment by CSR or such Subsidiary of consideration per Exchange Share having a fair market value or fair value (as determined by the Board of Directors of the Company, whose determination shall, if made in good faith, be conclusive) at the last time (the “Expiration Date”) tenders or exchanges could have been made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price Per Exchange Share as of the Expiration Date, the Exchange Date Trading Reference VWAP shall be adjusted so that the same shall equal the amount determined by multiplying:

(i)

the Exchange Date Trading Reference VWAP in effect immediately prior to the Expiration Date by a fraction (which shall not be greater than one) of which

(ii)

the numerator shall be the number of Exchange Shares outstanding (including any tendered or exchanged Exchange Shares) on the Expiration Date multiplied by the Current Market Price Per Exchange Share as of the Expiration Date and of which

(iii)

the denominator shall be the sum of (x) the fair market value (determined as provided in subsection (h) below) of the aggregate consideration payable to holders of Exchange Shares based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Date (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) plus (y) the product of the number of Exchange Shares outstanding (less any Purchased Shares) on the Expiration Date multiplied by the Current Market Price Per Exchange Share as of the Expiration Date, such reduction to become retroactively effective immediately prior to the opening of business on the day following the Expiration Date.

If CSR is obligated to purchase Exchange Shares pursuant to any such tender or exchange offer, but CSR is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Exchange Date Trading Reference VWAP shall again be adjusted to be the Exchange Date Trading Reference VWAP which would then be in effect if such tender or exchange offer had not been made.

(f)

In case CSR issues Exchange Shares or CSR or any Subsidiary of CSR shall issue any securities initially convertible into or exchangeable for Exchange Shares at a price per share less than the Current Market Price Per Exchange Share, the Exchange Date Trading Reference VWAP shall be adjusted so that the same shall equal the price determined by multiplying:

(i)

the Exchange Date Trading Reference VWAP in effect immediately prior to the date of issuance of such initially convertible or exchangeable securities by a fraction, of which

(ii)

the numerator shall be (A) the number of Exchange Shares outstanding on the date of issuance of such Exchange Shares or initially convertible or exchangeable securities, immediately prior to such issuance, plus (B) the number of Exchange Shares which the aggregate issue price of the total amount of Exchange Shares initially convertible or exchangeable securities would purchase at such Current Market Price, and of which

(iii)

the denominator shall be (A) the number of Exchange Shares outstanding on the date of issuance of such initially convertible or exchangeable securities, immediately prior to such issuance, plus (B) the number of additional Exchange Shares issued or issuable upon conversion or exchange of such initially convertible or exchangeable securities. If the conversion or exchange right of any such convertible or exchangeable securities expires prior to exercise, the Exchange Date Trading Reference VWAP shall be readjusted to reflect the actual securities converted or exchanged.

52

(g)

In any case in which this Section shall require that an adjustment be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Note exchanged after such record date and before such adjustment shall have become effective (i) defer paying any cash payment pursuant to Section 10.08 or issuing to the holder of such Note the number of Exchange Shares and other capital stock of CSR issuable upon such conversion in excess of the number of Exchange Shares and other capital stock of CSR issuable thereupon only on the basis of the Exchange Date Trading Reference VWAP prior to adjustment, and (ii) not later than five (5) Business Days after such adjustment shall have become effective, pay to such holder the appropriate cash payment pursuant to Section 10.08 and issue to such holder the additional Exchange Shares and other capital stock of CSR issuable on such conversion.

(h)

Subject to Section 6 of the Share Pledge Agreement, the Company shall be entitled to all cash dividends paid on any Exchange Shares (other than cash dividends Exchange Share Property declared or paid on any Exchange Shares with a record date or effective date occurring after an exchange therefor has been deemed effected), except to the extent that such cash dividends are paid pursuant to a plan of liquidation, partial liquidation, recapitalization or restructuring or consist of other extraordinary cash dividends, which in each case will be included in Collateral and pledged to the Trustee. In such case, the Company shall adjust the Exchange Date Trading Reference VWAP provisions (subject to any adjustment for tax consequences set forth in paragraph (k) below) to provide that each holder of Notes surrendered for exchange shall be entitled to receive the amounts and kinds of Exchange Share Property that such holder would have owned and have been entitled to receive immediately following the effective date of such sale had such holder exchanged his Notes immediately before liquidation, recapitalization, restructuring or other extraordinary dividend. The Company shall be entitled to all interest payments on any debt securities which holders of Notes may be entitled to receive on exchange hereunder (other than interest payments made on any such debt securities with a record or effective date occurring after an exchange therefor has been deemed effected).

(i)

 In case of certain consolidations or mergers to which CSR is a party or the sale, conveyance or transfer of all or substantially all of the assets of CSR, each Note then outstanding shall, without the consent of any Holders, become exchangeable only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger, sale, conveyance or transfer by a holder of the number of Exchange Shares into which such Notes could have been exchanged immediately prior to such consolidation, merger, sale, conveyance or transfer (subject to any adjustment for tax consequences set forth in paragraph (k) below).

(j)

(i) In the event that a tender offer or exchange offer for any Exchange Share Property (including any security included as part of Exchange Share Property) is commenced by any Person (including CSR or the Company) and is pending, the Company shall have the right to tender the applicable Exchange Share Property held by it into such pending offer as described in this paragraph. The Company shall give a notice to the Holders no later than the later of (x) five (5) Business Days prior to the initially scheduled expiration date of such offer and (y) four (4) Business Days prior to any amended expiration dates, specifying whether the Company will tender such Exchange Share Property. The Company shall have the right to change such instructions at any time or from time to time if notice of such change is given to the holders no later than four (4) Business Days prior to the expiration date of such offer. Unless the Company elects or is required to pay cash to an exchanging holder in lieu of delivering Exchange Share Property as set forth in paragraph (n) below, to the extent Notes surrendered for exchange by the close of business on the Business Day immediately prior to the last full Business Day of such offer require the delivery of an amount of Exchange Share Property in excess of the amount of Exchange Share Property then owned by the Company, the Company shall cause to be withdrawn from such offer, or otherwise cause to be delivered, an amount of Exchange Share Property sufficient to permit delivery thereof in exchange for such Notes.

(ii) If Exchange Share Property is sold in a tender or exchange offer in accordance with the preceding subparagraph (i) of this paragraph (j), the Company shall adjust the Exchange Date Trading Reference VWAP provisions (subject to any adjustment for tax consequences set forth in paragraph (m) below) to provide that each Holder surrendered for exchange after the close of business referred to in the last sentence of subparagraph (i) of this paragraph (1) shall be entitled to receive the amounts and kinds of Exchange Share Property that such holder would have owned and have been entitled to receive immediately following the effective date of such sale had such holder exchanged his Notes immediately before such close of business and had tendered the same proportion of his Exchange Share Property as was tendered of the Exchange Share Property owned by the Company.

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(k)

(i) If an event shall occur which causes the Exchange Date Trading Reference VWAP to be subject to adjustment or a merger, consolidation or sale or transfer of assets shall occur, or any other event shall occur, with respect to Exchange Share Property (including any distribution, grant or sale described in paragraph (i) or (j) above and if, within fifteen (15) Business Days after the effective date of such transaction or other event, the Company shall furnish the Trustee with (x) an Opinion of Counsel or an opinion of an internationally recognized firm of certified public accountants to the effect that such transaction is taxable to the Company or the Trustee and (y) an Officer's Certificate as to the amount of tax payable by the Company or the Trustee as a result of such transaction (computed as described in subparagraph (iii) of this paragraph (k)), the Company may liquidate Exchange Share Property in an amount as indicated in (x) and (y) above sufficient to pay such taxes from the proceeds thereof after the payment of any taxes by the Company on such liquidation and after the expenses of such liquidation.

(ii) If the liquidation of Exchange Share Property by the Company referred to in subparagraph (i) of this paragraph (k) shall not be legally permissible in whole or in part the Company may segregate and hold from the Exchange Share Property an amount of property having a Market Value as of the Trading Day prior to any date of such direction, as determined by an Officer's Certificate, equal to the unsatisfied portion of the tax payable by the Company with respect to such transaction, including any tax payable upon the delivery or sale thereof, in order to satisfy the aforementioned tax. Such property shall thereafter no longer be deemed to be Exchange Share Property and shall be held solely for the account of the Company; and Holders shall have no rights thereto.

(iii)

Following payment of all necessary amounts by the Company as described in subparagraph (i) of this paragraph (k) and any segregation as described in subparagraph (ii) of this paragraph (k), the Company shall adjust the Exchange Date Trading Reference VWAP provisions and the cash or other property included as part of the Exchange Share Property so that all Exchange Share Property shall be apportioned among the Notes in proportion to the outstanding principal amount thereof as of the close of business on the record date or the effective date for the transaction or event to which this paragraph (k) applies. Any Holder surrendering any Notes after such record date, or such effective date, as the case may be, shall be entitled to receive Exchange Share Property adjusted as described in this paragraph (k).

(iv)

In the event that the amount of tax payable with respect to any transaction or event or distribution or grant to the Company referred to in subparagraph (i) of this paragraph (k) cannot be determined under the then state of the law or facts or both, the Company shall have the option to segregate and hold from the Exchange Share Property in accordance with subparagraph (ii) of this paragraph (k) the amount of cash (or other property in lieu thereof) that the Company estimates would be payable (calculated in accordance with subparagraph (v) of this paragraph (k) pursuant to an Officer's Certificate), together with the amount estimated in good faith to be the reasonable costs and expenses (including attorneys' fees) of obtaining a determination as described below. Such funds or other property shall thereafter not be deemed to be part of Exchange Share Property and shall be held by the Company. In such event, the Exchange Date Trading Reference VWAP provisions shall be adjusted and the remaining Exchange Share Property shall be reapportioned as though such funds or other property had been paid to the Company for such taxes, and any holders surrendering Notes for exchange after the record or effective date of the applicable transaction or other event giving rise to an adjustment shall be entitled to receive only such remaining Exchange Share Property. The Company shall thereupon in good faith seek an appropriate determination from the appropriate agencies and, if judged necessary by the Company in good faith, from the courts, as to whether such transaction or event is taxable and the amount of tax payable with respect thereto. If an appropriate determination is made, then the Company shall promptly pay the funds or deliver the property so segregated in accordance with such determination, and, if an appropriate determination is made that such transaction is not taxable or an amount of tax is payable which is less than the amount of funds or property so withheld, then the Company may use such funds or property to pay the reasonable expenses and costs (including attorneys' fees) of obtaining such determination (and any taxes determined to be payable). Thereupon, the Company shall adjust the Exchange Date Trading Reference VWAP provisions, and apportion such remaining funds or other property which had been so segregated and held aside among the Notes in proportion to the outstanding principal amount thereof as of the close of business on the record date or the effective date of such transaction or event giving rise to an adjustment (whereupon such remaining funds shall become part of the Exchange Share Property).

54

(v) Whenever a transaction or event occurs to which this paragraph (k) applies, the amount of taxes payable, or estimated to be payable, as a result of such transaction or event will be deemed to be the higher of (x) the actual amount payable, or estimated to be payable, as a result thereof and (y) the amount which would be payable, or estimated to be payable, as a result thereof if the income from such transaction or event, net of expenses thereof, were the sole income of the Company and the Company had no deductions, expenses, loss carry-forward or credits, and was not entitled to any refunds, for the period affected.

(l)

The Company shall have the full and unqualified right and power to exercise any rights to vote (by proxy or otherwise), or to give consents to take any other action in respect of, Exchange Share Property. The Company shall not be liable to the Holder as a result of any vote, or failure to vote, consent, or failure to consent, or any other act, or failure to act (other than as required in connection with its obligations under the Indenture and the Security Document as described herein and therein), taken by the Company in respect of the Exchange Share Property.

(m)

The Company shall pay all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of Exchange Share Property pursuant to the exercise of Exchange Rights (but not income, capital gains or similar taxes imposed on Holders in respect of such transactions); provided, however, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the delivery of Exchange Share Property registered in a name other than that of the Holders so exchanged. If the Company fails to pay any such taxes, duties or costs, the relevant Holder shall be entitled to pay such taxes, duties or costs, as the case may be. The Company shall promptly reimburse each Holder in respect of the payment of such taxes, duties and costs and any penalties paid in respect thereof.

(n)

Delivery of Cash Instead of Exchange Share Property.  If, at the time of exchange of Notes for Exchange Share Property, the delivery of any portion of such Exchange Share Property would involve a violation of applicable law, cash equal to the average Market Value of such portion of Exchange Share Property for the five (5) consecutive Trading Days ending on the first Trading Day occurring on or after the delivery of the Notes for exchange shall be delivered to the exchanging Holders in lieu thereof.

Section 10.04.

PROVISIONS APPLICABLE TO ALL EXCHANGES AND ADJUSTMENTS OF EXCHANGE PRICE PROVISIONS.

(a)

No adjustment of the Exchange Date Trading Reference VWAP shall be required to be made until cumulative adjustments, required to be made in the circumstances set forth above, amount to 1% or more of the Exchange Date Trading Reference VWAP as last adjusted. However, any adjustment, required to be made in the circumstances set forth above, which is not made because of failure to meet the 1% threshold, shall be carried forward. The Exchange Date Trading Reference VWAP may at any time be reduced by the Company.

(b)

No payment or adjustments shall be made on exchange for any interest accrued on Notes for which a Notice of Exchange has been received since the Interest Payment Date last preceding the relevant Exchange Date.

(c)

The Company shall not take any action which would reduce the Exchange Date Trading Reference VWAP per Exchange Share below the par value of the Exchange Shares (currently US$.0001 per share), unless, under applicable law then in effect, Notes could be exchanged at such reduced Exchange Date Trading Reference VWAP into legally issued, fully-paid and non-assessable Exchange Shares.

(d)

All calculations relating to exchanges, including adjustments of the Exchange Price, shall be made to the nearest .0001 of a share of securities or other property or nearest cent, as the case may be.

(e)

Where more than one event which gives rise to an adjustment to the Exchange Date Trading Reference VWAP occurs within such a short period of time that, in the opinion of the Company, a modification to the operation of the adjustment provisions is required in order to yield the intended result, such modification shall be made as may, in the opinion of the Company, be appropriate to yield such intended result.

55

(f)

Whenever the Exchange Date Trading Reference VWAP provisions are required to be adjusted, the Company shall provide that, as soon as reasonably practicable after such adjustment and in any event within five (5) Trading Days (or such longer period as the Trustee may allow), subject to Section 10.03(n), such additional number of Exchange Shares, if any, as would be required to be added to the Exchange Share Property to allow the Outstanding Notes to be exchanged fully for Exchange Share Property at the adjusted Exchange Date Trading Reference VWAP shall be added to form part of the Exchange Share Property.

(g)

Whenever the Exchange Date Trading Reference VWAP provisions are required to be adjusted as set forth in Section 10.03, the Company (or the Trustee on behalf of the Company) will promptly determine the adjusted Exchange Date Trading Reference VWAP provisions applicable to the Exchange Share Property (including, if applicable, the cash, securities and other property apportioned to, and included as part of, the Exchange Share Property) and prepare a notice setting forth such adjusted Exchange Price provisions and the facts and calculations (in detail) upon which such determination or adjustment is based (and identifying the amount of cash in U.S. dollars and the amounts and types of securities and other property, if any, apportioned to the Exchange Shares and included as part of the Exchange Share Property).

(h)

Any Holder surrendering Notes after the record date (or effective date if there is no record date) of any transaction or event for which the Exchange Date Trading Reference VWAP provisions are required to be adjusted, shall be entitled to receive Exchange Share Property pursuant to the Exchange Date Trading Reference VWAP provisions as so adjusted.

(i)

All adjustments of the Exchange Date Trading Reference VWAP provisions will become effective immediately after the close of business on such record date or effective date, as the case may be.

Section 10.05.

NOTICE OF CERTAIN EVENTS.

In case:

(a)

CSR shall declare a dividend (or any other distribution) payable to the holders of Exchange Shares, otherwise than in cash out of its retained earnings; or

(b)

CSR shall authorize the granting to the holders of Exchange Shares of rights to subscribe for or purchase any shares of stock of any class or of any other rights; or

(c)

CSR shall authorize any reclassification or change of the Exchange Shares (other than a subdivision or combination of its outstanding Exchange Shares), or any consolidation or merger to which CSR is a party and for which approval of any shareholders of CSR is required, or the sale, conveyance, lease or transfer of all or substantially all the property or business of CSR; or

(d)

there shall be proposed any voluntary or involuntary dissolution, liquidation or winding-up of CSR;

then, the Company shall cause to be filed at the office of the Exchange Agent, and shall cause to be mailed to each holder of Notes, at his address as it shall appear on the registry books of the Trustee, at least 10 days before the date hereinafter specified, in the case of an event described in (a) or (b) above, or at least 20 days before the date hereinafter specified for any other event, or the earlier of the dates hereinafter specified, in the event that more than one date is specified, a notice stating the date on which (1) a record is expected to be taken for the purpose of such dividend, distribution or rights, or if a record is not to be taken, the date as of which the holders of record of Exchange Shares to be entitled to such dividend, distribution or rights are to be determined, or (2) such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of record of Exchange Shares, shall be entitled to exchange their Exchange Shares for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up.

56

Section 10.06.

DELIVERY OF EXCHANGE SHARES.

In the case of any delivery of Exchange Shares by the Company upon exchange of Notes, with effect from the Exchange Date the Company shall deem the Holder or other Person indicated on the relevant Notice of Exchange to have become the holder of record, of the greatest number of full Exchange Shares deliverable by the Company, disregarding any retroactive Antidilution Adjustment pursuant to Section 10.03 prior to the time such Antidilution Adjustment shall have become effective (after disregarding fractions of such Exchange Shares). As promptly as practicable thereafter, the Company shall deliver or cause to be delivered to such Person a certificate or certificates for such number of Exchange Shares duly registered in the name of such Person (together with any other securities, property or cash deliverable in connection therewith) or, at the request, risk and expense of the relevant Holder and for the account of such Holder, at the address or addresses duly specified by the Holder and to the order of the Person or Persons so specified, filed with the Company by the Holder.

A Person entitled to receive Exchange Shares hereunder upon exchange of Notes must arrange to have such Person's name registered in CSR's register of shareholders in order to assert rights as a shareholder against CSR. Accordingly, any Person entitled to receive Exchange Shares hereunder upon exchange of Notes may request CSR to register the Exchange Shares deliverable hereunder upon exchange of Notes into the name of such Person in the register of shareholders of CSR in order to become entitled to rights as a shareholder.

Any Exchange Shares upon exchange of the Notes which (a) are either (i) not collected at the specified office of Company by the Person designated by the relevant Holder or (ii) dispatched to, but not duly received by, the Person designated by the relevant Holder and returned to the Company, and (b) remain unclaimed for two years after the date upon which such Exchange Shares shall have become deliverable shall thereafter be (A) registered in CSR's register of shareholders in the name of the Holder last appearing in the Register and (B) held by the Company or a custodian appointed by the Company for the account of such Holder strictly separate from the account of the Company itself.

In the case of a Note which is exchanged subsequent to a record date in respect of an event resulting in an Antidilution Adjustment and prior to an Antidilution Adjustment retroactive to such record date, the Company, immediately upon such retroactive Antidilution Adjustment, shall deem the holder of such Note or such other Person designated by such holder to have become the holder of record of the number of additional full Exchange Shares equal to the excess of the greatest number of full Exchange Shares deliverable upon such conversion (after giving effect to such retroactive adjustment) over the number of Exchange Shares previously delivered. As promptly as practicable after the effectiveness of such retroactive adjustment, the Company shall deliver to the holder of such Note or such other Person designated by such holder a certificate or certificates for such number of additional Exchange Shares registered in the name the holder of such Note or such other Person designated by such holder.

Delivery of certificates for Exchange Shares upon exchange of Notes shall be subject to surrender of such Notes to Exchange Agent on behalf of the Company and all Definitive Notes, if issued, surrendered for exchange shall be dispose of by the Trustee as provided herein upon the written confirmation from the Company that the Exchange Shares have been delivered in respect of such Notes.

Section 10.07.

FRACTIONS OF EXCHANGE SHARES.

(a)

Except as otherwise provided in the immediately following sentence, fractions of an Exchange Share will not be delivered on exchange of Notes. If the Exchange Shares are combined or consolidated at any time on or after the date hereof into a smaller number of Exchange Shares and if CSR is permitted by applicable law then in effect to issue a certificate or certificates for fractions of an Exchange Share, then the Company shall determine, subject to any mandatory provisions of law then in effect, whether a certificate or certificates representing fractions of an Exchange Share shall be delivered or a cash adjustment shall be made by the Company upon exchange of Notes as provided below. Notice of such determination by the Company shall promptly be given by the Company to the Holders. If more than one Note shall be surrendered for exchange at any one time by the same Holder, the number of Exchange Shares to be delivered in respect thereof shall be calculated on the basis of the aggregate principal amount of the Notes so surrendered.

57

In respect of any fraction of an Exchange Share (or part thereof) for which no certificate is delivered hereunder upon exchange of Notes, the Company shall pay or cause to be paid to or to the order of any Person who would otherwise be entitled to receive such fraction of an Exchange Share an amount of cash, payable in United States dollars, equal to Closing Market Price of the fraction of such Exchange Share on the relevant Exchange Date.

Section 10.08.

TAXES ON EXCHANGE.

The Company will pay any and all documentary, stamp or similar taxes payable to the United States of America, the British Virgin Islands or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of Exchange Shares or Cash Settlement Amount on exchange of Notes pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Exchange Shares in a name other than that of the holder of the Notes to be exchanged, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid. The Company extends no protection with respect to any other taxes imposed in connection with exchange of Notes.

Section 10.09.

RETURN OF FUNDS DEPOSITED FOR REDEMPTION OF EXCHANGED NOTES.

Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of and Redemption Premium and interest on any of the Notes and which shall not be required for such purposes because of the exchange of such Notes, as provided in this Article, shall after such exchange be repaid to the Company by the Trustee or such other Paying Agent upon receipt of written request from the Company.

Section 10.10.

NO SHORT SALE.

Each of the Holders hereby agrees that, upon the exchange of the Notes, during the terms of the Notes, it shall not engage in any Short Sale relating to the Exchange Shares.

ARTICLE 11.

MISCELLANEOUS

Section 11.01.

NOTICES.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing in English and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other's address:

If to the Company:

13/F, Shenzhen Special Zone Press Tower,
Shennan Road, Futian, Shenzhen
P.R. China

Attention:  Mr. Tu Guo Shen

Facsimile: (+86) 755 8351 0815

58

If to the Trustee:

DB Trustees (Hong Kong) Limited

48th Floor, Cheung Kong Center
2 Queen's Road Central
Hong Kong

Attention: The Managing Director

Facsimile: (+852) 2203 7320
        (+852) 2703 7323

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the second Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.  All notices and communications to the Trustee or Holders shall be deemed duly given and effective only upon receipt.

Notwithstanding the foregoing, as long as the Notes are represented by the Global Notes and such Global Notes are held on behalf of Euroclear and Clearstream, any notice or communication to a Holder shall be deemed to have been given or served when so sent or deposited in accordance with the applicable rules and procedures of Euroclear and Clearstream, as the case may be.  Any such notice shall be deemed to have been delivered on the day such notice is delivered to Euroclear and Clearstream.

If the Notes are no longer represented by Global Notes, any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.02.

COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.

Section 11.03.

CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

(a)

an Officers' Certificate (which shall include the statements set forth in Section 11.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)

an Opinion of Counsel (which shall include the statements set forth in Section 11.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

59

Section 11.04.

STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)

a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)

a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)

a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)

a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate, certificates of public officials or reports or opinions of experts.

Section 11.05.

LEGAL HOLIDAYS.

In any case where any Interest Payment Date, Purchase Date or Stated Maturity of any Note is not a Business Day at the city in which the Corporate Trust Office of the Trustee is located, then (notwithstanding any other provision of this Indenture or of the Notes) payment of Interest or principal (and premium, if any) need not be made at such Corporate Trust Office of the Trustee on such date, but such payment may be made on the next succeeding Business Day at such Corporate Trust Office of the Trustee with the same force and effect as if made on the Interest Payment Date or Purchase Date, or at the Stated Maturity and such extension of time shall in such case be included in the computation of Interest accruing on such Note; provided, however, that if such extension would cause payment of Interest to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

Section 11.06.

RULES BY TRUSTEE AND AGENTS.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.   The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

Section 11.08.

GOVERNING LAW.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

60

Section 11.09.

NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10.

SUCCESSORS.

All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors.  All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11.

SEVERABILITY.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12.

COUNTERPART ORIGINALS.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13.

CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF IMMUNITIES.

(a)

The Company irrevocably consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York over any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby.  The Company waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

(b)

The Company irrevocably appoints Law Debenture, as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent, and written notice of said service to Law Debenture, by the person serving the same to the address provided in Section 11.01, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of three (3) years from the date of this Indenture.

(c)

To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its Obligations under this Indenture and the Notes, to the extent permitted by law.

Section 11.14.

TABLE OF CONTENTS, HEADINGS, ETC.

The Table of Contents and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

61

SIGNATURES

Dated as of January 11, 2008

COMPANY:

WHITEHORSE TECHNOLOGY LIMITED

By: ______________________
Name:
Title:

TRUSTEE AND COLLATERAL AGENT:

DB TRUSTEES (HONG KONG) LIMITED

By: ______________________
Name:
Title:

REGISTRAR:

DEUTSCHE BANK LUXEMBOURG S.A.,
as Registrar

By: ______________________
Name:
Title:

PAYING AGENT AND CALCULATION AGENT:

DEUTSCHE BANK AG, HONG KONG BRANCH,
as Paying Agent and Calculation Agent

By: ______________________
Name:
Title:

EXHIBIT A

(Face of Note)

EXCHANGEABLE SENIOR SECURED NOTES DUE 2012

ISIN: XS0337393549

Common Code: 033739354

No.	$50,000,000

WHITEHORSE TECHNOLOGY LIMITED

promises to pay to BT Globenet Nominees Limited or registered assigns, as nominee for Deutsche Bank AG, London Branch, as common depository for Clearstream Banking, societe anonyme (“Clearstream”) and/or Euroclear Bank S.A./N.V. as operator of the Euroclear System, (“Euroclear”), or registered assigns, the principal sum as forth of on Schedule I hereto on January 10, 2012.

Interest Payment Dates: January 11 and July 11, commencing July 11, 2008.

Record Dates: December 27 and June 26.

Dated:  January 11, 2008.

i

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

WHITEHORSE TECHNOLOGY LIMITED

By: ______________________
Name:
Title:

This is one of the [Global]

Notes referred to in the

within-mentioned Indenture:

DB TRUSTEES (HONG KONG) LIMITED,

as Trustee

By: ______________________

Authorized Signatory

Dated _____________, 20__

(Back of Note)

EXCHANGEABLE SENIOR SECURED NOTES DUE 2012

[GLOBAL NOTE LEGEND]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK S.A./N.V., (“EUROCLEAR”), OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ITS AUTHORIZED NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF EUROCLEAR OR CLEARSTREAM OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON EXCHANGE OF SUCH SECURITY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE, BY ACQUISITION HEREOF, THE HOLDER:

(1)

REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT;

(2)

AGREES THAT IT WILL NOT WITHIN THE PERIOD SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (CURRENTLY TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY OTHER THAN WITH RESPECT TO AFFILIATES) (A) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON EXCHANGE OF SUCH SECURITY EXCEPT (I) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (II) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (III) TO A NON-U.S. PERSON OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (V) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER OR (B) ENGAGE IN HEDGING TRANSACTIONS WITH RESPECT TO THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT; AND

(3)

AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(A)(V) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]1

 __________

[1]	To be added to Definitive Notes only.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.

Interest.  Whitehorse Technology Limited, a British Virgin Islands corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum, reset semi-annually, equal to 5.00% from the Issue Date until maturity. The interest rate on the Notes is subject to decrease pursuant to the provisions of the Indenture. The Company shall pay interest semi-annually on January 11 and July 11 of each year (each an “Interest Payment Date”), provided, however that in any case where any Interest Payment Date of any Note is not a Business Day at the city in which the Corporate Trust Office of the Trustee is located, then (notwithstanding any other provision of the Indenture or of the Notes) payment of Interest need not be made at such Corporate Trust Office of the Trustee on such date, but such payment may be made on the next succeeding Business Day at such Corporate Trust Office of the Trustee with the same force and effect as if made on the Interest Payment Date and such extension of time shall in such case be included in the computation of Interest accruing on such Note; provided, however, that if such extension would cause payment of Interest to be made in the next following calendar month, such payment shall be made on the next preceding Business Day. Interest shall accrue from the most recent date to which interest has been paid on the Notes (or one or more Predecessor Notes) or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be July 11, 2008. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is 3.00% per annum in excess of the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. The amount of interest for each day that the Notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Notes. The amount of interest to be paid on the Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period. All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).  The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as such rate may be modified by United States law of general application.

2.

Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the December 27 or June 26 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.

Paying Agent, Registrar and Exchange Agent.  Initially, Deutsche Bank AG, Hong Kong Branch shall act as Paying Agent and Exchange Agent and Deutsche Bank Luxembourg S.A. shall act as Registrar.  The Company may change any Paying Agent, Registrar or Exchange Agent without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.

Indenture.  The Company issued the Notes under an Indenture dated as of January 11, 2008 (“Indenture”) among the Company and the Trustee.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.

Repurchase at Option of Holder.

(a)   Upon the occurrence of a Change of Control or Designated Event, each Holder shall have the right to require the Company to repurchase all or any part (equal to $100,000 or an integral multiple of $100,000) of such Holder's Notes (a “Change of Control Offer” or “Designated Event Offer”) at the purchase prices set forth in the Indenture, and in the case of a Change of Control Offer, may elect to receive Exchange Shares in payment thereof.

(b)   Holders of Notes have the right at any time on January 11, 2010 and semi-annually thereafter to require the Company to repurchase such holder's Notes at a price equal to the Designated Terminal Value on the terms and conditions stated in the Indenture and may elect to receive Exchange Shares in payment thereof in an amount equal to the Designated Terminal Value divided by the Exchange Date Reference VWAP.

6.

Notice of Redemption.  Notice of redemption shall be mailed at least 30 days but not more than 35 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $100,000 may be redeemed in part but only in whole multiples of $100,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

7.

Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $100,000 and integral multiples of $100,000.  [This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.]1  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

____________________________
1 Include only if a global note.

v

8.

Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

9.

Amendment, Supplement and Waiver.  Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture or the Notes with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 5.04 and 5.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of principal, premium, if any, interest on the Notes) or compliance with any provision of the Indenture or the Notes (except for certain covenants and provisions of the Indenture which cannot be amended without the consent of each Holder) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).  Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation, partnership or limited liability company of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add additional guarantees or additional obligors with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company, or to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder.

10.

Defaults and Remedies.  Each of the following is an Event of Default under the Indenture:

(a)

failure to make the payment of any interest on the Notes when the same becomes due and payable, and such failure continues for a period of 10 days;

(b)

failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise, and such failure continues for a period of 5 days;

(c)

failure to deliver Exchange Shares or cash as and when Exchange Shares or cash are required to be delivered as specified in Section 10.01 of the Indenture;

(d)

failure to comply with any other covenant or agreement in the Notes or in this Indenture (other than a failure that is the subject of the foregoing clause (a), (b) or (c)), and such failure continues for 30 days after written notice is given to the Company by the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding specifying the default, demanding that it be remedied and stating that such notice is a “Notice of Default;”

(e)

a default under any Debt by the Company or CSR or any of their respective Subsidiaries that results in acceleration of the maturity of such Debt, or failure to pay any such Debt when due, in an aggregate amount greater than $500,000 or its foreign currency equivalent at the time;

(f)

any legal proceedings in respect of, or judgment or judgments for, the payment of money in an aggregate amount in excess of $500,000 (or its foreign currency equivalent at the time) that shall be instituted or rendered against the Company, CSR or any of its respective Subsidiaries;

(g)

the Company, CSR or any of its respective Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)

commences a voluntary case or gives notice of intention to make a proposal under any Bankruptcy Law;

(B)

consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up;

(C)

consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of it or for all or substantially all of its property;

(D)

makes a general assignment for the benefit of its creditors; or

(E)

admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency;

(h)

a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary in an involuntary case; or

(B) appoints a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary; or

(C)  orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary;

and such order or decree remains unstayed and in effect for 60 consecutive days;

(i)

any default by the Company in the default of any of its obligations under any Security Document, which adversely affects the enforceability, validity, perfection or priority of the applicable Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect; the security interest under the Security Document shall, at any time, cease to be in full force and effect or the Trustee ceases to have a first priority interest in the Collateral for any reason other than the satisfaction in full of all Note Obligations and discharge of the Indenture or any security interest created thereunder shall be declared invalid or unenforceable or the Company shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable;

(j)

the Company denies or disaffirms its obligations under any Security Document;

(k)

the Company shall, or shall permit any Subsidiary to, directly or indirectly, Incur, assume or permit to exist any Lien on the Collateral;

(l)

the Company, CSR or any of CSR's Subsidiaries amends or modifies their respective constitutive documents in such a manner that would have a Material Adverse Effect;

(m)

either (i) the Indenture, the Notes, or any Security Document shall be declared by any Governmental Authority to be illegal or unenforceable or terminated prior to its scheduled termination date;

(n)

the confiscation, expropriation or nationalization by any Governmental Authority of any Property of the Company, CSR or any of CSR's Subsidiaries if such confiscation, expropriation or nationalization would have a Material Adverse Effect; or (ii) if such revocation or repudiation could reasonably be expected to have a Material Adverse Effect, the revocation or repudiation by any Governmental Authority of any previously granted Governmental Approval to any WFOE that is material to the operation of the Related Business; or (iii) the imposition or introduction of material and discriminatory taxes, tariffs, royalties, customs or excise duties imposed on the WFOE, or the material and discriminatory withdrawal or suspension of material privileges or specifically granted material rights of a fiscal nature;

(o)

failure by any Permitted Holder, the Company, CSR or any of CSR's Subsidiaries to fully comply, including without limitation, with any applicable foreign exchange registration, settlement or remittance requirement therein, with Circular 75 issued by the PRC State Administration of Foreign Exchange on October 21, 2005, including any amendment, implementing rules, or official interpretation thereof or any replacement, successor or alternative legislation having the same subject matter thereof and the failure to so comply may have a material adverse effect on the Company or CSR;

(p)

CSR shall, or shall permit any of its Subsidiaries to, directly or indirectly, engage in or carry on any business other than in the Ordinary Course of Business;

(q)

CSR shall, or shall permit any of its Subsidiaries to, directly or indirectly, dispose of or agree to dispose of a substantial part of its assets or undertaking relating to the Related Business; and

CSR fails to maintain the trading of its Common Stock on the New York Stock Exchange.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Notes shall become due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest, or the principal of, the Notes.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

11.

Trustee Dealings with Company.  Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

12.

No Recourse Against Others.  No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Indenture, the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.

13.

Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

14.

Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

15.

Original Issue Discount. For purposes of sections 1272, 1273 and 1275 of the Internal Revenue Code of 1986, as amended, this Note is being issued with Tax Original Issue Discount and the issue date of this Note is January 11, 2008. In addition, this Note is subject to the United States federal income tax regulations governing contingent payment debt instruments. A holder of Notes may obtain the issue price, amount of Tax Original Issue Discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Notes, determined by the Company pursuant to the contingent payment regulations, by submitting a written request for this information to the Company at the address set forth in Section 12.01 of the Indenture.

16.

Governing Law.  The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Option of Holder to Elect Purchase

If you want to elect to have this Note repurchased by the Company pursuant to Section 3.02, 3.08, 4.12 or 4.13 of the Indenture, check the box below:

Section 3.02

Repurchase Date:_______________

Section 3.08

Section 4.12

Section 4.13

If you want to elect to have only part of the Note repurchased by the Company pursuant to Section 3.02, 3.08, 4.12 or 4.13 of the Indenture, state the amount you elect to have purchased:  $_____________________

Date:_______________________________

Your Signature:________________________________

(Sign exactly as your name appears on the Note)

Tax Identification No.:  ___________________________________________

x

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

______________________________________________________________________
(Insert assignee's social security or other tax I.D. no.)

______________________________________________________________________

(Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________________________________________

as agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date: ______________

Your Signature: ________________________

(Sign exactly as your name appears on the face of this Note)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

FORM OF NOTICE OF EXCHANGE

To:Whitehorse Technology Limited (the “Company”)

13/F, Shenzhen Special Zone Press Tower,
Shennan Road, Futian, Shenzhen
P.R. China

DB Trustees (Hong Kong) Limited, as Trustee
48th Floor, Cheung Kong Center
2 Queen's Road Central
Hong Kong

The undersigned owner of this Note hereby irrevocably exercises the option to exchange this Note, or the portion hereof below designated which is $100,000 or an integral multiple thereof, for fully-paid and non-assessable shares of common stock of CSR, par value $.0001 (the “Exchange Shares”) and/or cash in the amount as indicated below and in accordance with the terms of the Indenture by and between the Company and the Trustee dated ___, 200_, together with any check in payment for fractional Exchange Shares and any Note(s) representing any unexchanged principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If the Exchange Shares are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. The undersigned owner of this Note hereby elects to exchange this Note as indicated below:

       Exchange Shares

Cash in the amount of US$

Dated: _____________

Signature: _______________

Fill in for: registration of the Exchange Shares if to be delivered, and of Notes if to be issued, and delivery of any check in payment for fractional Exchange Shares if any otherwise than to and in the name of the registered holder.

Social Security or Other Taxpayer Identifying Number
(Name)
(Street Address)
(City, State and Zip Code) (Please print name and address)
Principal Amount to be Exchanged (if less than all):	US$

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

Whitehorse Technology Limited

13/F, Shenzhen Special Zone Press Tower,
Shennan Road, Futian, Shenzhen
P.R. China

DB Trustees (Hong Kong) Limited

48th Floor, Cheung Kong Center
2 Queen's Road Central
Hong Kong

Re:

    EXCHANGEABLE SENIOR SECURED NOTES DUE 2012

Reference is hereby made to the Indenture, dated as of January 11, 2008 (the “Indenture”), among Whitehorse Technology Limited, as issuer (the “Company”) and DB Trustees (Hong Kong) Limited, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] in the principal amount of $___________ (the “Transfer”), to  ___________________________ (the “Transferee”).  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

□  1.    Check if Transferee will take delivery of a beneficial interest in the Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period (as defined in Regulation S under the Securities Act), the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the legend printed on the Global Note and/or the Definitive Note and in the Securities Act.

□  2.    Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904 and in compliance with the transfer provisions contained in the Indenture and any applicable blue sky securities laws of any State of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Schedule I

WHITEHORSE TECHNOLOGY LIMITED
EXCHANGEABLE SENIOR SECURED NOTES DUE 2012

No.  _______

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee